Filed Pursuant to Rule 424(b)(3)
Registration No. 333-186108

PROSPECTUS SUPPLEMENT NO. 3
TO THE PROSPECTUS DATED AUGUST 12, 2013

Lilis Energy, Inc.

This Prospectus Supplement No. 3 updates, amends and supplements our Prospectus dated August 12, 2013.

We have attached to this Prospectus Supplement No. 3 the Current Report on Form 8-K of Recovery Energy, Inc. filed with the Securities and Exchange Commission on August 20, 2013, the Current Report on Form 8-K of Recovery Energy, Inc. filed with the Securities and Exchange Commission on October 7, 2013, the Quarterly Report on Form 10-Q of Recovery Energy, Inc. filed with the Securities and Exchange Commission on November 14, 2013, the Current Report on Form 8-K of Lilis Energy, Inc. filed with the Securities and Exchange Commission on November 19, 2013, and the Current Report on Form 8-K of Lilis Energy, Inc. filed with the Securities and Exchange Commission on January 28, 2014. The attached information updates, amends and supplements our Prospectus dated August 12, 2013.

This Prospectus Supplement No. 3 should be read in conjunction with the Prospectus. To the extent information in this Prospectus Supplement No. 3 differs from, updates or conflicts with information contained in the Prospectus, the information in this Prospectus Supplement No. 3 is the more current information.

Investing in our common stock involves a high degree of risk. You should review carefully the “Risk Factors” beginning on page 8 of the Prospectus dated August 12, 2013 for a discussion of certain risks that you should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is January 28, 2014.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 19, 2013

RECOVERY ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1900 Grant Street, Suite #720
Denver, CO	80203
(Address of Principal Executive Offices)	(Zip Code)

(303) 951-7920
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Standard; Transfer of Listing.

On August 19, 2013, Recovery Energy, Inc. (the “Company”) received a notice from Nasdaq indicating that the Company’s stockholders’ equity reported for its most recently completed fiscal quarter did not meet the minimum requirement of $10,000,000 for continued listing as set forth in Nasdaq’s Listing Rule 5450(b)(1)(A).  As reported in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2013 filed with the Securities and Exchange Commission on August 15, 2013, the Company’s stockholders’ equity was $8,273,643 as of June 30, 2013.

Under the applicable Nasdaq rules, the Company has 45 calendar days to submit a plan as to how the Company would seek to regain compliance with this requirement.  The Company plans to submit such a plan to regain compliance through either raising additional equity or via other transactions that result in a net increase in equity value.  If the Company’s plan is not accepted by Nasdaq or if the Company ultimately decides not to submit such a plan, the Company intends to apply to transfer listing of the Company’s common stock to the Nasdaq Capital Market.  The Company believes it currently meets the listing standards for the Nasdaq Capital Market because it has (i) more than $2,500,000 in stockholders’ equity, (ii) more than 500,000 publicly held shares, (iii) more than $1,000,000 in market value of publicly held securities, (iv) a minimum bid price of greater than $1 per share, (v) more than 300 public holders and (vi) more than two market makers.

There can be no assurance that any plan submitted by the Company would be accepted by Nasdaq or would be successful in maintaining the Company’s listing on the Nasdaq Global Market for its common stock.  Any such failure, or any decision by the Company to be listed on the Nasdaq Capital Market, may impact the liquidity and market price of the Company’s common stock and the Company’s access to the capital markets.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2013	RECOVERY ENERGY, INC.

	By:	/s/ A. Bradley Gabbard
President and Chief Financial Officer

3

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 7, 2013

RECOVERY ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1900 Grant Street, Suite #720
Denver, CO	80203
(Address of Principal Executive Offices)	(Zip Code)

(303) 951-7920
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on June 18, 2013, Recovery Energy, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors named therein (collectively, the “Investors”), pursuant to which the Company agreed to sell to the Investors (the “Offering”) $2.2 million in aggregate principal amount of the Company’s 8% Senior Secured 2014 Convertible Debentures (the “Debentures”) pursuant to Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).  In the Company’s Form 10-Q for the quarterly period ending June 30, 2013 filed with the Securities and Exchange Commission on August 15, 2013, the Company disclosed having received funds from the Investors in an amount equal to $1.16 million.  As of October 7, 2013, the Company has received additional funds from the Investors in an amount equal to $1.04 million for a total of $2.2 million in funds received and has issued $2.2 million in aggregate principal amount of the Debentures.  The participants in the Offering, as well as additional investors who currently hold the Company’s convertible debentures, have the opportunity to purchase additional convertible debentures up to a total amount of $5 million, subject to board approval.

The Company expects to use the net proceeds from the Offering to fund a portion of the drilling program on its Wattenberg properties in Weld County, Colorado, where it is targeting the Niobrara and Codell horizons, and conventional drilling on its properties in Laramie County, Wyoming, as well as for general corporate purposes.

The Investors include certain of the Company’s officers and directors.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2013	RECOVERY ENERGY, INC.

	By:	/s/ A. Bradley Gabbard
Chief Financial Officer and Chief Operating Officer

3

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10-Q

☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2013

  ☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

 For the transition period from ______to______.

001-35330
(Commission File No.)

RECOVERY ENERGY, INC.
 (Exact name of registrant as specified in Charter)

NEVADA	74-3231613
(State or other jurisdiction of incorporation or organization)	(IRS Employee Identification No.)

1900 Grant Street, Suite #720
Denver, CO 80203
 (Address of Principal Executive Offices)

(303) 951-7920

 (Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
Yes ☒ No☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).
Yes ☒ No☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company filer.  See the definitions of “accelerated filer” and “large accelerated filer” in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-Accelerated Filer ☐	Smaller Reporting Company ☒

Indicate by check mark whether the registrant is a shell company as defined in Rule 12b-2 of the Exchange Act.
Yes ☐ No ☒

State the number of shares outstanding of each of the registrant’s classes of common equity, as of November 8, 2013: 19,477,337 shares of Common Stock.

 Recovery Energy, Inc.

INDEX PART I– FINANCIAL INFORMATION

Item 1.	Financial Statements (Unaudited)
	Consolidated Balance Sheets as of September 30, 2013 and December 31, 2012	1
	Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2013 and2012	3
	Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2013 and 2012	4
	Notes to Consolidated Financial Statements	5 - 13

Item 2.	Management’s Discussion and Analysis of Financial Condition	14

Item 3.	Quantitative and Qualitative Disclosures About Market Risk	25

Item 4.	Control and Procedures	26

PART II– OTHER INFORMATION

FORWARD-LOOKING STATEMENTS

This quarterly report, including materials incorporated by reference herein, contains “forward-looking statements.” All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning future production, reserves or other resource development opportunities; any projected well performance or economics, or potential joint ventures or strategic partnerships; any statements regarding future economic conditions or performance; any statements regarding future capital-raising activities; any statements of belief; and any statements of assumptions underlying any of the foregoing.

Forward-looking statements may include the words “may,” “should,” “could,” “estimate,” “intend,” “plan,” “project,” “continue,” “believe,” “expect” or “anticipate” or other similar words. These forward-looking statements present our estimates and assumptions only as of the date of this presentation.  Except as required by law, we do not intend, and undertake no obligation, to update any forward-looking statement.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements.  Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties.  The factors impacting these risks and uncertainties include, but are not limited to:

●	availability of capital on an economic basis, or at all, to fund our capital needs;
●	failure to meet requirements under our credit agreements or debentures, which could lead to foreclosure of significant assets;
●	inability to address our negative working capital position;
●	the inability of management to effectively implement our strategies and business plans;
●	potential default under our secured obligations or material debt agreements;
●	exploration, exploitation and development results;
●	estimated quantities and quality of oil and natural gas reserves;
●	fluctuations in the price of oil and natural gas, including reductions in prices that would adversely affect our revenue, cash flow, liquidity and access to capital;
●	availability of, or delays related to, drilling, completion and production, personnel, supplies and equipment;
●	the timing and amount of future production of oil and gas;
●	the completion, timing and success of our drilling activity;
●	lower oil and natural gas prices negatively affecting our ability to borrow or raise capital, or enter into joint venture arrangements;
●	declines in the values of our natural gas and oil properties resulting in write-downs;
●	inability to hire or retain sufficient qualified operating field personnel;
●	increases in interest rates or our cost of borrowing;
●	deterioration in general or regional (especially Rocky Mountain) economic conditions;
●	the strength and financial resources of our competitors;
●
the occurrence of natural disasters, unforeseen weather conditions, or other events or circumstances that could impact our operations or could impact the operations of companies or contractors we depend upon in our operations;

●	inability to acquire or maintain mineral leases at a favorable economic value that will allow us to expand our development efforts;
●	inability to successfully develop the acreage we currently hold;
●	transportation capacity constraints or interruptions, curtailment of production, natural disasters, adverse weather conditions, or other issues affecting the DJ Basin;
●	technique risks inherent in drilling in existing or emerging unconventional shale plays using horizontal drilling and completion techniques;

●	delays, denials or other problems relating to our receipt of operational consents and approvals from governmental entities and other parties;
●	unanticipated recovery or production problems, including cratering, explosions, fires and uncontrollable flows of oil, gas or well fluids;
●	environmental liabilities;
●	operating hazards and uninsured risks;
●	loss of senior management or technical personnel;
●
adverse state or federal legislation or regulation that increases the costs of compliance, or adverse findings by a regulator with respect to existing operations, including those related to climate change and hydraulic fracturing;

●	changes in U.S. GAAP or in the legal, regulatory and legislative environments in the markets in which we operate; and
●	other factors, many of which are beyond our control.

Many of these factors are beyond our ability to control or predict. These factors are not intended to represent a complete list of the general or specific factors that may affect us.

For a detailed description of these and other factors that could cause actual results to differ materially from those expressed in any forward-looking statement, we urge you to carefully review and consider the disclosures made in the “Risk Factors” sections of our December 31, 2012 Form 10-K and other SEC filings, available free of charge at the SEC’s website (www.sec.gov).

Part 1. FINANCIAL INFORMATION

Item 1. Financial Statements

RECOVERY ENERGY, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,	December 31,
	2013	2012
Assets
Current assets:
Cash	$353,934	$970,035
Restricted cash	584,746	671,382
Accounts receivable (net of allowance of $50,000 at September 30, 2013 and December 31, 2012, respectively)	482,115	934,591
Prepaid assets	351,542	13,458
Total current assets	1,772,337	2,589,466

Oil and gas properties (full cost method), at cost:
Developed properties	58,223,296	58,610,095
Undeveloped acreage, excluded from amortization	28,258,138	28,067,005
Wells in progress, excluded from amortization	180,153	193,515
Total oil and gas properties, at cost	86,661,587	86,870,615

Less accumulated depreciation, depletion, amortization, and impairment	(44,989,495)	(43,187,962)
Total oil and gas properties, net	41,672,092	43,682,653

Other assets:
Office equipment, net	95,006	90,630
Deferred financing costs, net	443,116	974,856
Restricted cash and deposits	215,541	215,435
Total other assets	753,663	1,280,921
Total assets	$44,198,092	$47,553,040

The accompanying notes are an integral part of these condensed consolidated financial statements

RECOVERY ENERGY, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,	December 31,
	2013	2012
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$771,275	$1,831,590
Commodity price derivative liability	40,955	-
Accrued expenses	1,684,030	1,411,016
Short term loans payable	18,967,191	388,351
Convertible notes payable, net of discount	13,128,936	-
Convertible notes conversion derivative liability	1,150,000	-
Total current liabilities	35,742,387	3,630,957

Long term liabilities:
Asset retirement obligation	1,028,831	911,546
Term loans payable	-	18,947,963
Convertible notes payable, net of discount	-	10,300,361
Convertible notes conversion derivative liability	-	1,680,000
Total long-term liabilities	1,028,831	31,839,870

Total liabilities	36,771,218	35,470,827

Commitments and contingencies – Notes 2, 8 and 9

Shareholders’ equity:
Preferred stock, 10,000,000 authorized, none issued and outstanding	-	-
Common stock, $0.0001 par value:100,000,000 shares authorized; 19,477,337 and 18,394,401 shares issued and outstanding as of September 30, 2013 and December 31, 2012, respectively	1,948	1,839
Additional paid in capital	120,836,115	118,296,679
Accumulated deficit	(113,411,189)	(106,216,305)
Total shareholders' equity	7,426,874	12,082,213
Total liabilities and shareholders’ equity	$44,198,092	$47,553,040

The accompanying notes are an integral part of these condensed consolidated financial statements.

RECOVERY ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
 (UNAUDITED)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Revenues
Oil sales	$1,003,745	$1,775,383	$3,320,083	$4,685,713
Gas sales	82,651	168,897	227,853	397,298
Operating fees	28,331	42,853	118,853	132,362
Realized gain (loss) on commodity price derivatives	(43,551)	37,341	(23,661)	49,729
Unrealized gain (loss) on commodity price derivatives	(20,000)	(130,000)	(20,000)	445,609
Total revenues	1,051,176	1,894,474	3,623,128	5,710,711

Costs and expenses
Production costs	318,322	397,793	877,623	1,033,635
Production taxes	102,919	198,781	380,958	561,278
General and administrative	1,207,123	1,515,868	3,559,358	5,099,932
Depreciation, depletion and amortization	539,079	1,069,068	1,879,908	2,897,156
Impairment of evaluated properties	-	-	-	3,274,718
Total costs and expenses	2,167,443	3,181,510	6,697,847	12,866,719

Loss from operations	(1,116,267)	(1,287,036)	(3,074,719)	(7,156,008)

Other income (expense)	143	333	535	(372)
Convertible notes conversion derivative gain (loss)	700,000	600,000	670,000	700,000
Interest expense	(1,485,022)	(2,149,931)	(4,790,700)	(6,320,919)

Net loss	$(1,901,146)	$(2,836,634)	$(7,194,884)	$(12,777,299)
Net loss per common share Basic and diluted	$(0.09)	$(0.16)	$(0.38)	$(0.72)
Weighted average shares outstanding: Basic and diluted	19,254,329	17,833,466	18,786,598	17,732,304

The accompanying notes are an integral part of these condensed consolidated financial statements.

RECOVERY ENERGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine months ended September 30,
	2013	2012

Cash flows from operating activities:
Net loss	$(7,194,884)	$(12,777,299)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment provision, developed leases	-	3,274,718
Common stock issued for convertible note interest	830,660	686,934
Common stock for services and compensation	1,293,315	1,773,658
Changes in the fair value of commodity price derivatives	20,000	(445,609)
Amortization of deferred financing costs	531,739	1,504,751
Change in fair value of convertible notes conversion derivative	(670,000)	(700,000)
Accretion of debt discount	1,809,175	1,651,772
Depreciation, depletion, amortization and accretion of asset retirement obligation	1,873,002	2,897,156
Changes in operating assets and liabilities:
Accounts receivable	452,476	(433,567)
Restricted cash	86,636	(17,453)
Other assets	77,486	(21,294)
Accounts payable and other accrued expenses	(667,912)	(140,846)
Net cash used in operating activities	(1,558,307)	(2,747,079)

Cash flows from investing activities:
Sale of oil and gas properties	640,000	1,443,852
Additions to oil and gas properties	(303,814)	(436,023)
Drilling capital expenditures	(429,678)	(4,278,785)
Other investing activities	(25,081)	(3,112)
Net cash used in investing activities	(118,573)	(3,274,068)

Cash flows from financing activities:

Proceeds from issuance of debt	1,429,902	5,000,000
Repayment of debt	(369,123)	(988,299)
Net cash provided by financing activities	1,060,779	4,011,701

Change in cash and cash equivalents	(616,101)	(2,009,446)
Cash and cash equivalents at beginning of period	970,035	2,707,722

Cash and cash equivalents at end of period	$353,934	$698,276

The accompanying notes are an integral part of these condensed consolidated financial statements

RECOVERY ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2013
(UNAUDITED)

NOTE 1 – ORGANIZATION

Recovery Energy, Inc. (“Recovery”, “Recovery Energy”, “we”, “our”, and the “Company”) is an independent oil and gas exploration and production company focused on the Denver-Julesburg Basin (“DJ Basin”) where it holds 112,000 net acres.  Recovery drills for, operates and produces oil and natural gas through the Company’s land holdings located in Wyoming, Colorado, and Nebraska. On November 13, 2013, the shareholders of the company approved a change in the Company’s name to Lilis Energy, Inc.

All references to production, sales volumes and reserves quantities are net to our interest unless otherwise indicated.

NOTE 2 – LIQUIDITY

We currently have $18.97 million outstanding under our term loans with Hexagon, LLC (“Hexagon”) and $14.83 million outstanding under our 8% Senior Secured Convertible Debentures. Both the term loans and the convertible debentures are considered current on our balance sheet and mature May 16, 2014.

We have a history of sustained losses and cash used by operating activities, including losses of $7.19 million for the nine months ended September 30, 2013, $1.90 million for the three months ended September 30, 2013, and $37.7 million for the year ended 2012, and cash used by operating activities of $1.56 million for the nine months ended September 30, 2013 and $2.75 million for the nine months ended September 30, 2012.  In addition, as of September 30, 2013 we had a net working capital deficit of $33.97 million, which includes the current classification effect of both our term loans and our convertible debentures, all of which mature on May 16, 2014.

In order to continue as a going concern beyond May 16, 2014, the Company will need to secure refinancing of these debts, sell assets to repay these debts, or otherwise negotiate terms with Hexagon and holders of its convertible debentures to extend the maturity of such indebtedness. Principally as a result of the current maturity date of these debts, the Company currently does not have enough working capital to cover its current liabilities.

In addition to the above, the Company will require additional capital to fund its capital budget plans, to help fund its ongoing overhead, to provide for payment of minimum interest and principal payments required by term loans, and to provide additional capital to generally improve its working capital position.

In April 2013, we received approval from our existing secured debt and convertible debenture holders to issue up to $5.00 million of additional convertible debentures with terms substantially identical to our existing convertible debentures.   As of November 8, 2013 we have issued $2.2 million of such convertible debt.  Two officers of the Company participated in the additional convertible debentures for a combined total of $0.43 million.  Proceeds from the issuance of this convertible debt have been used toward the development of certain specific properties, and to a lesser extent, general corporate purposes.  The recent commitments were subject to certain yield enhancements, including a 25% carried interest in certain properties scheduled to be developed with the proceeds.

The Company may, but is not obligated to, seek completion of the remainder of the $5.00 million offering of additional debt that was approved in April 2013.   However, there is no assurance that the Company will be successful in securing additional convertible debenture funding.

The Company will require additional funding for those purposes described above.  We anticipate that such additional funding will be provided by a combination of capital raising activities, including the selling of additional debt and/or equity securities, the selling of certain assets and by the development of certain of our undeveloped properties via arrangements with joint venture partners. If we are not successful in obtaining sufficient cash sources to fund the aforementioned capital requirements, we may be required to curtail our expenditures, restructure our operations, sell assets on terms which may not be deemed favorable and/or curtail other aspects of our operations, including deferring portions of capital budget.  There is no assurance that any such funding will be available to the Company.

Pursuant to our credit agreements with Hexagon, a substantial portion of our monthly net revenues derived from our producing properties is required to be used for debt and interest payments for our term loans.  In addition, our debt instruments contain provisions that, absent consent of Hexagon, may restrict our ability to raise additional capital.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements were prepared by Recovery in accordance with generally accepted accounting principles (“GAAP”) in the United States.  The financial statements reflect all normal recurring adjustments which are, in the opinion of management, necessary to provide a fair statement of the results of operations and financial position.

Reclassification

Certain amounts in the 2012 consolidated financial statements have been reclassified to conform to the September 30, 2013 consolidated financial statement presentation.  Such reclassifications had no effect on net income.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of oil and gas reserves, assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  We evaluate our estimates on an ongoing basis and base our estimates on historical experience and on various other assumptions we believe to be reasonable under the circumstances.  Although actual results may differ from these estimates under different assumptions or conditions, we believe that our estimates are reasonable.

Our most significant financial estimates are associated with our estimated proved oil and gas reserves, assessments of impairment imbedded in the carrying value of undeveloped acreage and proven properties, as well as valuation of common stock used in various issuances of common stock, options and warrants, and estimated derivative liabilities.

Oil and Gas Producing Activities

The Company follows the full cost method of accounting for oil and gas operations whereby all costs related to the exploration, development and acquisition of oil and natural gas reserves are capitalized.  Such costs include land acquisition costs, geological and geophysical expenses, carrying charges on non-producing properties, costs of drilling, developing and completing productive wells and/or plugging and abandoning non-productive wells, and any other costs directly related to acquisition and exploration activities.  Proceeds from property sales are generally applied as a credit against capitalized exploration and development costs, with no gain or loss recognized, unless such a sale would significantly alter the relationship between capitalized costs and the proved reserves attributable to these costs.  A significant alteration would typically involve a sale of 25% or more of proved reserves.

Depletion of exploration and development costs and depreciation of production equipment is computed using the units-of-production method based upon estimated proved oil and gas reserves.  Costs included in the depletion base to be amortized include (a) all proved capitalized costs including capitalized asset retirement costs net of estimated salvage values, less accumulated depletion, (b) estimated future development cost to be incurred in developing proved reserves; and (c) estimated dismantlement and abandonment costs, net of estimated salvage values, that are not otherwise included in capitalized costs.

The costs of undeveloped acreage are withheld from the depletion base until it is determined whether or not proved reserves can be assigned to the properties.   When proved reserves are assigned to such properties or one or more specific properties are deemed to be impaired, the cost of such properties or the amount of the impairment is added to full cost pool which is subject to depletion calculations.

Under the full cost method of accounting, capitalized oil and gas property costs less accumulated depletion and net of deferred income taxes may not exceed an amount equal to sum of i.) the present value, discounted at 10%, of estimated future net revenues from proved oil and gas reserves, plus ii.) the cost of unproved properties not subject to amortization (without regard to estimates of fair value), or estimated fair value, if lower, of unproved properties that are not subject to amortization.  Should capitalized costs exceed this ceiling, an impairment expense is recognized.

The present value of estimated future net revenues was computed by applying a twelve month average of the first day of the month price of oil and gas to estimated future production of proved oil and gas reserves as of period-end, less estimated future expenditures to be incurred in developing and producing the proved reserves (assuming the continuation of existing economic conditions), less any applicable future taxes.

The Company did not recognize impairment charges for the nine months ended September 30, 2013 compared to an impairment of $3.27 million for the nine months ended September 30, 2012.

Wells in Progress

Wells in progress represent wells that are currently in the process of being drilled or completed or otherwise under evaluation as to their potential to produce oil and gas reserves in commercial quantities.  Such wells continue to be classified as wells in progress and withheld from the depletion calculation and the ceiling test until such time as either proved reserves can be assigned, or the wells are otherwise abandoned.  Upon either the assignment of proved reserves or abandonment, the costs for these wells are then transferred to the full cost pool and become subject to both depletion and the ceiling test calculations.

In June 2013, the Company purchased a 50% interest in approximately 1,200 contiguous gross acres in Laramie County, Wyoming, in an area considered strategic by the Company.  This tract included two existing wells, one of which has now been recompleted. The costs associated with the purchase and recompletion was transferred out of wells in progress in September 2013. The Company transferred $0.30 million into undeveloped acreage and $0.43 million into oil and gas properties.  As of September 30, 2013, the Company has $0.18 million in wells in progress compared to $0.19 million in wells in progress as of December 31, 2012.

Loss per Common Share

Earnings (losses) per share are computed based on the weighted average number of common shares outstanding during the period presented. Diluted earnings (losses) per share are computed using the weighted-average number of common shares outstanding plus the number of common shares that would be issued assuming exercise or conversion of all potentially dilutive common shares.  Potentially dilutive securities, such as conversion derivatives and stock purchase warrants, are excluded from the calculation when their effect would be anti-dilutive.  As of September 30, 2013, a total of 6,648,913 and 3,489,389, respectively, of shares underlying warrants and convertible debentures have been excluded from the diluted share calculations as they were anti-dilutive as a result of net losses incurred.  Accordingly, basic shares equal diluted shares for all periods presented.

 Recent Accounting Pronouncements

Various accounting standards updates are issued, most of which represented technical corrections to the accounting literature or were applicable to specific industries, are not expected to a have a material impact on the Company's financial position, results of operations or cash flows.

NOTE 4 – OIL AND GAS PROPERTIES

In June 2013, the Company purchased a 50% working interest in a section in Laramie County, Wyoming for $0.60 million with an additional $0.13 million as additions to the well equipment and intangible equipment. The purchase was classified as $0.30 million into undeveloped acreage and $0.43 million into oil and gas properties.

In February 2013, the Company completed the sale of certain oil and gas properties for $0.64 million.

NOTE 5 – WELLS IN PROGRESS

As of September 30, 2013, the Company has $0.18 million in wells in progress compared to $0.19 million included in wells in progress as of December 31, 2012.

NOTE 6 - FINANCIAL INSTRUMENTS AND DERIVATIVES

The Company periodically enters into various commodity derivative financial instruments intended to hedge against exposure to market fluctuations of oil prices. As of September 30, 2013, the Company maintained an active commodity swap for 100 barrels of oil per day through January 31, 2014 at a price of $99.25 per barrel.

The amounts of gains and losses recognized as a result of our derivative financial instruments were as follows:

	Three months ended		Nine months ended
	September 30,		September 30,
	2013	2012	2013	2012
Realized gains (losses) on commodity price derivatives	$(43,551)	$37,341	$(23,661)	$49,729
Unrealized gains (losses) on commodity price derivatives	$(20,000)	$(130,000)	$(20,000)	$445,609

Realized gains and losses are recorded  as individual swaps mature and settle.  These gains and losses are recorded as income or expenses in the periods during which applicable contracts settle.  Swaps which are unsettled as of a balance sheet date are carried at fair market value, either as an asset or liability (See Note 7 - Fair Value of Financial Instruments).  Unrealized gains and losses result from mark-to-market changes in the fair value of these derivatives between balance sheet dates.

NOTE 7 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company measures fair value of its financial assets on a three-tier value hierarchy, which prioritizes the inputs, used in the valuation methodologies in measuring fair value:

●         Level 1 – Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.
●         Level 2 – Other inputs that are directly or indirectly observable in the marketplace.
●         Level 3 – Unobservable inputs which are supported by little or no market activity.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

The Company’s cash equivalents, short-term investments, accounts receivable, accounts payable, accrued expenses, interest payable and customer deposits approximate fair value due to the short-term nature or maturity of the instruments.  The Company’s fixed rate 10% and 8% term loans and convertible debentures, respectively, are measured using Level 1 inputs.

Derivative Instruments

The Company determines its estimate of the fair value of derivative instruments using a market approach based on several factors, including quoted market prices in active markets, quotes from third parties, and the credit rating of its counterparty.  The Company also performs an internal valuation to ensure the reasonableness of third-party quotes.

The types of derivative instruments utilized by the Company included commodity swaps.  The oil derivative markets are highly active.  Although the Company’s economic hedges are valued using public indices, the instruments themselves are traded with third-party counterparties and are not openly traded on an exchange.  As such, the Company has classified these instruments as Level 2.

In evaluating counterparty credit risk, the Company assessed the possibility of whether the counterparty to the derivative would default by failing to make any contractually required payments.  The Company considered that the counterparty is of substantial credit quality and has the financial resources and willingness to meet its potential repayment obligations associated with the derivative transactions.

Asset Retirement Obligation

The fair value of the Company’s asset retirement obligation liability is calculated at the point of inception by taking into account: 1) the cost of abandoning oil and gas wells, which is based on the Company’s historical experience for similar work, or estimates from independent third-parties; 2) the economic lives of its properties, which are based on estimates from reserve engineers; 3) the inflation rate; and 4) the credit adjusted risk-free rate, which takes into account the Company’s credit risk and the time value of money.  Given the unobservable nature of the inputs, the initial measurement of the asset retirement obligation liability is deemed to use Level 3 inputs.

Convertible Debentures Payable Conversion Feature

In February 2011, the Company issued in a private placement $8.40 million aggregate principal amount of three year 8% Senior Secured Convertible Debentures (“Debentures”) with a group of accredited investors.  During the year ended December 31, 2012, the Company issued an additional $5.00 million of Debentures, resulting in a total of $13.40 million of Debentures outstanding as of December 31, 2012.  Through September 30, 2013, the Company issued an additional $1.43 million of supplemental convertible debentures. As of September 30, 2013, the Debentures are convertible at any time at the holders’ option into shares of our common stock at $4.25 per share, subject to certain adjustments, including the requirement to reset the conversion price based upon any subsequent equity offering at a lower price per share amount.  The Company engaged a third party to complete a valuation of this conversion liability.

The following table provides a summary of the fair values of assets and liabilities measured at fair value:

September 30, 2013

	Level 1	Level 2	Level 3	Total
Liability
Commodity price derivative liability	$-	$(40,995)	$-	$(40,995)
Convertible debentures conversion derivative liability	$-	$-	$(1,150,000)	$(1,150,000)
Total liability, at fair value	$-	$(40,995)	$(1,150,000)	$(1,190,995)

December 31, 2012

	Level 1	Level 2	Level 3	Total
Liability
Convertible debentures conversion derivative liability	$-	$-	$(1,680,000)	$(1,680,000)
Total liability, at fair value	$-	$-	$(1,680,000)	$(1,680,000)

The following table provides a summary of changes in fair value of the Company’s Level 3 financial assets and liabilities as of September 30, 2013:

Beginning balance, December 31, 2012	$(1,680,000)
Convertible debentures conversion derivative gain/ loss	670,000
Additions to derivative liability due to issuance of additional debentures	(140,000)
Ending balance, September 30, 2013	$(1,150,000)

The Company did not have any transfers of assets or liabilities between Level 1, Level 2 or Level 3 of the fair value measurement hierarchy during the nine months ending September 30, 2013 or 2012.

NOTE 8 – LOAN AGREEMENTS

Term Loans

The Company entered into three separate loan agreements with Hexagon in January, March and April 2010, each with an original maturity date of December 1, 2010.  All three loans originally bore annual interest of 15% (which has been reduced, as discussed below), currently mature on May 16, 2014, and have similar terms, including customary representations and warranties and indemnification, and require the Company to repay the loans with the proceeds of the monthly net revenues from the production of the acquired properties.  The loans contain cross collateralization and cross default provisions and are collateralized by mortgages against a portion of the Company’s developed and undeveloped leasehold acreage.

In April 2013, Hexagon agreed to amend all three loan agreements to extended the maturity date to May 16, 2014, reduce the annualized interest rate to 10% from 15% beginning retroactively with March 2013, decrease our minimum monthly payment under the term loans to $0.23 and allow us to make interest-only payments for March, April, May, and June. In consideration for the extended maturity date, reduced interest rate, and reduced minimum loan payment, we provided Hexagon an additional security interest in 15,000 acres of our undeveloped acreage.

The Company is subject to certain non-financial covenants with respect to the Hexagon loan agreements.  As of September 30, 2013, the Company was in compliance with all covenants under the facilities.

As of September 30, 2013, the total amount outstanding on the three loan agreements is $18.97 million, all of which is classified as current.

Convertible Debentures Payable

In February 2011, the Company completed a private placement of $8.40 million aggregate principal amount of the Debentures, secured by mortgages on several of our properties.  Initially, the Debentures were convertible at any time at the holders' option into shares of our common stock at $9.40 per share, subject to certain adjustments, including the requirement to reset the conversion price based upon any subsequent equity offering at a lower price per share amount. Interest at an annualized rate of 8% is payable quarterly on each May 15, August 15, November 15 and February 15 in cash or, at the Company's option, in shares of common stock, valued at 95% of the volume weighted average price of the common stock for the 10 trading days prior to an interest payment date.  The Company can redeem some or all of the Debentures at any time.  The redemption price is 115% of principal plus accrued interest.  If the holders of the Debentures elect to convert the Debentures, following notice of redemption, the conversion price will include a make-whole premium equal to the interest accruable through the 18 month anniversary of the original issue date of the Debenture less the amount of any interest paid on the portion of the Debenture being redeemed prior to the optional redemption date, payable in common stock. T.R. Winston & Company LLC (“TR Winston”) acted as placement agent for the private placement and received $0.40 million of Debentures equal to 5% of the gross proceeds from the sale.  The Company is amortizing the $0.40 million over the life of the loan as deferred financing costs.  The Company amortized $0.08 million of deferred financing costs into interest expense during the nine months ended September 30, 2013, and has $0.06 million of deferred financing cost to be amortized through May 2014.

In December 2011, the Company agreed to amend the Debentures to lower the conversion price to $4.25 from $9.40 per share. This amendment was an inducement consideration to the Debenture holders for their agreement to release a mortgage on certain properties so the properties could be sold. The sale of these properties was effective December 31, 2011, and a final closing occurred during first quarter of 2012.

On March 19, 2012, the Company entered into agreements with some of its existing Debenture holders to issue up to $5.0 million in additional debentures (the “Supplemental Debentures”).  Under the terms of the Supplemental Debenture agreements, proceeds derived from the issuance of Supplemental Debentures were used principally for the development of certain of the Company's proved undeveloped properties and other undeveloped acreage currently targeted by the Company for exploration, as well as for other general corporate purposes. Any new producing properties developed from the proceeds of Supplemental Debentures are to be pledged as collateral under a mortgage to secure future payment of the Debentures and Supplemental Debentures. All terms of the Supplemental Debentures are substantively identical to the Debentures.  The Agreements also provided for the payment of additional consideration to the purchasers of Supplemental Debentures in the form of a proportionately reduced 5% carried working interest in any properties developed with the proceeds of the Supplemental Debenture offering.

Through July 2012, we received $3.04 million of proceeds from the issuance of Supplemental Debentures, which were used for the drilling and development of six new wells, resulting in a total investment of $3.69 million.  Five of these wells resulted in commercial production, and one well was plugged and abandoned.

In August 2012, the Company and holders of the Supplemental Debentures agreed to renegotiate the terms of the Supplemental Debenture offering.  These negotiations concluded with the issuance of an additional $1.96 million of Supplemental Debentures.  The August 2012 modifications to the Supplemental Debenture agreements increased the carried working interest from 5% to 10% and also provided for a one-year, proportionately reduced net profits interest of 15% in the properties developed with the proceeds of the Supplemental Debenture offering, as well as the next four properties to be drilled and developed by the Company.  In conjunction with commitments to additional Debentures in June 2013 (see below), the commitment to provide a 10% carried interest  and  a 15%  one year net profits interest related to the development of four future properties was modified to a 15% carried interest in such properties.

The Company has estimated the total value of consideration paid to Supplemental Debenture holders in the form of the modified net profits interest and carried working interest to be approximately $1.16 million, and recorded this amount as a debt discount to be amortized over the remaining life of the Supplemental Debentures.

We periodically engage a third party valuation firm to complete a valuation of the conversion feature associated with the Debentures, and with respect to September 30, 2013, the Supplemental Debentures.  This valuation resulted in an estimated derivative liability as of September 30, 2013 and December 31, 2012 of $1.15 million and $1.68 million, respectively.  The portion of the derivative liability that is associated with the August 2012 Supplemental Debentures, in the approximate amount of $0.70 million has been recorded as a debt discount, and is being amortized over the remaining life of the Supplemental Debentures.

During the nine months ended September 30, 2013 and 2012, the Company amortized $1.81 million and $1.65 million, respectively, of debt discounts.

On September 8, 2012, the Company issued 50,000 shares, valued at $0.23 million, to T.R. Winston & Company LLC for acting as a placement agent of the Supplemental Debentures.  The Company is amortizing the $0.23 million over the life of the loan as deferred financing costs.  The Company amortized $0.03 million and $0.10 million of deferred financing costs into interest expense during the three and nine months ended September 30, 2013, and has $0.08 million of deferred financing costs to be amortized through May 2014.

In April 2013, the holders of the Debentures agreed to extend their maturity date to May 16, 2014.  In consideration for the extended maturity date the Company provided an additional security interest in 15,000 acres of our undeveloped acreage, as additional collateral for the Debentures.

In April 2013, we received approval from our existing secured debt and convertible debenture holders to issue up to $5.00 million of additional convertible debentures with terms substantially identical to our existing convertible debentures.   As of November 8, 2013 we have issued $2.20 million of such convertible debt, inclusive of $1.43 million that had been issued as of September 30, 2013.  Two officers of the Company participated in the additional convertible debentures for a combined total of $0.43 million.   Proceeds from the issuance of this convertible debt have been used toward the development of certain specific properties, and to a lesser extent, general corporate purposes.  The recent commitments were subject to certain yield enhancements, including a 25% carried interest in certain properties scheduled to be developed with the proceeds.

The Company may, but is not obligated to, seek completion of the remainder of the $5.00 million offering of additional debt that was approved in April 2013.

As of September 30, 2013, all of the outstanding Convertible Debentures are classified as current liabilities as a result of the May 14, 2014 due date. The additional debentures have increased the debt discount by $0.14 million which is amortized over the life of the debt.  As of September 30, 2013, the Company amortized $0.04 million.

As of September 30, 2013 and December 31, 2012, the convertible debt is recorded as follows:

	As of September 30, 2013	As of December 31, 2012
Convertible debentures	$14,829,902	$13,400,000
Debt discount	(1,700,966)	(3,099,639)
Total convertible debentures, net	$13,128,936	$10,300,361

Annual debt maturities as of September 30, 2013 are as follows:

Year 1	$33,797,093
Thereafter	-
Total	$33,797,093

Failure to make periodic interest payments due under the Debentures (including the Supplemental Debentures) may result in acceleration of all principal and interest then outstanding under the Debentures, and may entitle the holders of the Debentures to exercise their rights to foreclose under the mortgages securing the Debentures. In addition, failure to make the required monthly payments under our term loans could result in immediate acceleration of both the term loans and the Debentures

Interest Expense

For the nine months ended September 30, 2013 and 2012, the Company incurred interest expense of approximately $4.79 million and $6.32 million, respectively, of which approximately $3.18 million and $3.89 million, respectively, were non-cash interest expense and amortization of the deferred financing costs, accretion of the convertible debentures payable discount, and convertible debentures interest paid in common stock.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

Environmental and Governmental Regulation

At September 30, 2013, there were no known environmental or regulatory matters which are reasonably expected to result in a material liability to the Company.  Many aspects of the oil and gas industry are extensively regulated by federal, state, and local governments in all areas in which the Company has operations. Regulations govern such things as drilling permits, environmental protection and pollution control, spacing of wells, the unitization and pooling of properties, reports concerning operations, royalty rates, and various other matters including taxation.  Oil and gas industry legislation and administrative regulations are periodically changed for a variety of political, economic, and other reasons.  As of September 30, 2013 the Company had not been fined or cited for any violations of governmental regulations that would have a material adverse effect upon the financial condition of the Company.

Legal Proceedings

The Company may from time to time be involved in various legal actions arising in the normal course of business.  In the opinion of management, the Company’s liability, if any, in these pending actions would not have a material adverse effect on the financial position of the Company.  The Company’s general and administrative expenses would include amounts incurred to resolve claims made against the Company.

Parker v. Tracinda Corporation, Denver District Court, Case No. 2011CV561.  In November 2012, the Company filed a motion to intervene in garnishment proceedings involving Roger Parker, the Company’s former Chief Executive Officer and Chairman.  The Defendant has served various writs of garnishment on the Company to enforce a judgment against Mr. Parker seeking, among other things, shares of unvested, restricted stock.  The Company has asserted rights to lawful set-offs and deductions in connection with certain tax consequences, which may be material to the Company.  As a result of bankruptcy proceedings filed by Mr. Parker, the garnishment proceedings have been stayed with respect to the Denver District Court case.  At this stage, we cannot express an opinion as to the probable outcome of this matter.

In re Roger A. Parker: Tracinda Corp. v. Recovery Energy, Inc. and Roger A. Parker, United States Bankruptcy Court for the District of Colorado, Case No. 13-10897-EEB. On June 10, 2013, Tracinda Corp. (“Tracinda”) filed a complaint (Adversary No. 13-011301 EEB) against the Company and Roger Parker in connection with the personal bankruptcy proceedings of Roger Parker, alleging that the Company improperly failed to remit to Tracinda certain property in connection with a writs of garnishment issued by the Denver District Court (discussed above). The Company filed an answer to this complaint on July 10, 2013.

NOTE 10 - SHAREHOLDERS’ EQUITY

Common Stock

As of September 30, 2013, the Company had 100,000,000 shares of common stock and 10,000,000 shares of preferred stock authorized, of which 19,477,337 shares of common stock were issued and outstanding.  No preferred shares were issued or outstanding.

During the nine months ended September 30, 2013, the Company issued 1,082,935 shares of common stock, including 471,720 shares to pay interest on convertible debentures, and 611,212 shares of common stock as restricted stock grants to employees, board members, or consultants.

Investment Banking Agreement

In May 2013, the Company entered into a one-year, non-exclusive investment banking agreement with TR Winston. The agreement provides for initial compensation to TR Winston in the amount of 100,000 common shares, and 900,000 common stock purchase warrants. All warrants have a term of three years and a strike price of $4.25 per share. The investment banking agreement also provides for additional commissions and compensation in the event that TR Winston arranges a successful equity or debt financing during the term of the agreement. The 900,000 warrants are valued at $0.38 million and the 100,000 common shares are valued at $0.16 million. Both equity instruments are classified as a prepaid asset and amortized over the life of the agreement. During the three month and nine month periods ended September 30, 2013, $0.09 million and $0.10 million, respectively, were included in general and administrative expense as amortization of the value of these grants.

Convertible Debenture Interest

During the nine months ended September 30, 2013, the Company issued 471,720 shares for payment of quarterly interest expense on the convertible debentures valued at $0.83 million.

Warrants

A summary of warrant activity for the nine months ended September, 2013 is presented below:

		Weighted-Average
	Warrants	Exercise Price
Outstanding at December 31, 2012	5,638,900	$7.04
Granted	1,118,750	4.25
Exercised, forfeited, or expired	(108,737)	(6.00)
Outstanding at September 30, 2013	6,648,913	$6.59

In January 2013, the Company entered into two separate consulting agreements, one with a financial advisory firm and one with a public relations company.  Each agreement provided for the issuance by the Company of 200,000 warrants for a total of 400,000 warrants, with an exercise of $4.25 and a total valuation of $0.30 million. The shares vested 25% on March 31, 2013 and will vest 25% for each quarter thereafter. The Company is valuing the warrants each quarter based on their vesting schedule, and including the amount associated with such vesting warrants as an expense in the period of vesting.

The aggregate intrinsic value associated with outstanding warrants as of September 30, 2013 and December 31, 2012 was $0, as the strike price of all warrants exceeded the market price for common stock, based on the Company’s closing common stock price of $2.08 and $1.99, respectively.  The weighted average remaining contract life as of September 30, 2013 was 1.81 years, and 2.56 years as of December 31, 2012.

NOTE 11 - SHARE BASED COMPENSATION

The costs of employee services received in exchange for an award of equity instruments are based on the grant-date fair value of the award, recognized over the period during which an employee is required to provide services in exchange for such award.

During the nine months ended September 30, 2013, the Company granted 511,212 shares of restricted common stock to employees and directors, including 100,000 during the three months ended September 30, 2013. The Company also granted 3,200,000 stock options to employees and board members which are contingent on shareholder approval.

A summary of restricted stock grant activity for the nine months ended September 30, 2013 is presented below:

Shares
Balance outstanding at December 31, 2012	1,730,710
Granted	511,212
Vested	(315,385)
Expired/ cancelled	(8,333)
Balance outstanding at September 30, 2013	1,918,204

Total unrecognized compensation cost related to unvested stock grants was approximately $0.33 million as of September 30, 2013.  The cost at September 30, 2013 is expected to be recognized over a weighted-average service period of 3 years.

Other Compensation

We sponsor a 401(k) savings plan. All regular full-time employees are eligible to participate. We make contributions to match employee contributions up to 5% of compensation deferred into the plan. The Company made cash contributions of $0.02 million for the nine months ended September 30, 2013.

Stock Options

A summary of stock options activity for the nine months ended September 30, 2013 is presented below:

Stock Options
Outstanding at December 31, 2012	-
Granted	3,200,000
Exercised, forfeited, or expired	-
Outstanding at September 30, 2013	3,200,000

In June 2013, the Company entered into employment agreements with the CEO and the then President/CFO for non-cash compensation which consist of each individual receiving 300,000 stock options of which 100,000 vested immediately and 200,000 vests over the next 2 years, subject to approval by the Company’s shareholders. The options have a five year life and an exercise price of $1.60.  The 600,000 stock options are valued of $0.52 million at date of grant and are contingent on shareholder approval. During the nine months ended September 30, 2013, the Company recognized $0.22 million as non-cash compensation expense and $0.30 million is to be amortized over the remaining vesting period.

These employment contracts also provide that some or all of the 2013 salaries of these individuals may be paid via the issuance of up to 93,750 shares of common stock in 2014 for each executive.

In September 2013, the Company hired and entered into an employment agreement with a new President of the Company. The employment agreement provides, among other things, for the grant of 100,000 shares of the Company’s common stock which vested immediately as an inducement for joining the Company.  The employment agreement also provided for the grant of an option to purchase 600,000 shares of common stock of the Company, at a strike price of $2.45 per share, which will become exercisable upon the date the Company receives gross cash proceeds or drawing availability of at least $30,000,000, measured on a cumulative basis and including certain restructuring transactions.  The employment agreement also provided an incentive bonus package and an additional stock option grant of 2 million options, which will become exercisable once certain conditions specified in the employment agreement are met.  The Company recognized $.245 million of expense associated with the share grant.  The Company also recognized $.02 million as non-cash compensation expense during the three months ended September 30, 2013 related to options.

ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended December 31, 2012, as well as the unaudited condensed consolidated financial statements and notes thereto included in this Quarterly Report on Form 10-Q. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors including those set forth under Item “1A. Risk Factors ” in our Annual Report on Form 10-K for the year ended December 2012 .

General

Recovery Energy, Inc. (“Recovery,” “Recovery Energy,” “we,” “our,” and the “Company”) is an independent oil and gas company engaged in the acquisition, drilling and production of oil and natural gas properties and prospects within the Denver-Julesburg (“DJ”) Basin. Our business strategy is designed to create shareholder value by developing our undeveloped acreage and leveraging the knowledge, expertise and experience of our management team.

We principally target low to medium risk projects that have the potential for multiple producing horizons, and offer repeatable success allowing for meaningful production and reserve growth. Our acquisition and exploration pursuits of oil and natural gas properties are principally in Colorado, Nebraska, and Wyoming within the DJ Basin.

Financial Condition and Liquidity

Since our inception, we have incurred a cumulative net loss of approximately $113.41 million.  As of September 30, 2013, we have negative working capital of $33.97 million and current liabilities of $35.74 million.

Information about our financial position is presented in the following table:

	September 30, 2013	December 31, 2012
Financial Position Summary
Cash and cash equivalents	$353,934	$970,035
Working capital	$(33,970,050)	$(1,041,491)
Balance outstanding on term loans and convertible debentures	$33,797,093	$32,736,341
Shareholders’ equity	$7,426,874	$12,082,212

During the nine months ended September 30, 2013, our working capital decreased to negative $33.97 million compared to negative working capital of $1.04 million at December 31, 2012. This lower level of working capital is primarily the result of two factors: (i) the classification of the term loans and the convertible debentures as current liabilities due to their maturity dates of May 16, 2014; and (ii) cash used in operations and investing activities that exceeded cash provided by financing activities. In view of the maturity of our secured indebtedness in May 2014, we will be required to complete one or more capital-raising transactions, such as a sale of assets, an offering of our securities, or a refinancing transaction with terms more favourable to us, before our secured debt and our convertible debentures matures. If we default under any of these instruments, our lenders will be entitled to exercise their rights to foreclose on the properties held as security for the term loans and the debentures, and may be entitled to collect any amounts remaining under the loans and debentures that are not satisfied through sale of such properties. Principally as a result of the current maturity date of these debts, we currently do not have enough working capital to cover our current liabilities.

We currently have $18.97 million outstanding under our term loans with Hexagon, LLC (“Hexagon”) and $14.83 million outstanding under our 8% Senior Secured Convertible Debentures. Both the term loans and the convertible debentures are considered current on our balance sheet and mature May 16, 2014.

We have a history of sustained losses and cash used by operating activities, including losses of $7.19 million for the nine months ended September 30, 2013, $1.90 million for the three months ended September 30, 2013, and $37.7 million for the year ended 2012, and cash used by operating activities of $1.56 million for the nine months ended September 30, 2013 and $2.75 million for the nine months ended September 30, 2012.

In order to continue as a going concern beyond May 16, 2014, the Company will need to secure refinancing of these debts, sell assets to repay these debts, or otherwise negotiate terms with Hexagon and holders of its convertible debentures to extend the maturity of such indebtedness. Principally as a result of the current maturity date of these debts, the Company currently does not have enough working capital to cover its current liabilities.

In addition to the above, the Company will require additional capital to fund its capital spending plans, to help fund its ongoing overhead, to provide for payment of minimum interest and principal payments required by term loans, and to provide additional capital to generally improve its working capital position.

In April 2013, we received approval from our existing secured debt and convertible debenture holders to issue up to $5.00 million of additional convertible debentures with terms substantially identical to our existing convertible debentures.   As of November 8, 2013 we have issued $2.20 million of such convertible debt.  Two officers of the Company participated in the additional convertible debentures for a combined total of $0.43 million.  Proceeds from the issuance of this convertible debt have been used toward the development of certain specific properties, and to a lesser extent, general corporate purposes.  The recent commitments were subject to certain yield enhancements, including a 25% carried interest in certain properties scheduled to be developed with the proceeds.

The Company may, but is not obligated to, seek completion of the remainder of the $5.00 million offering (“Offering”) of additional debt that was approved in April 2013.   However, there is no assurance that the Company will be successful in securing additional convertible debenture funding.

The Company will require additional funding for those purposes described above.  We anticipate that such additional funding will be provided by a combination of capital raising activities, including the selling of additional debt and/or equity securities, the selling of certain assets and by the development of certain of our undeveloped properties via arrangements with joint venture partners. If we are not successful in obtaining sufficient cash sources to fund the aforementioned capital requirements, we may be required to curtail our expenditures, restructure our operations, sell assets on terms which may not be deemed favorable and/or curtail other aspects of our operations, including deferring portions of capital budget.  There is no assurance that any such funding will be available to the Company.

Pursuant to our credit agreements with Hexagon, a substantial portion of our monthly net revenues derived from our producing properties is required to be used for debt and interest payments for our term loans.  In addition, our debt instruments contain provisions that, absent consent of Hexagon, may restrict our ability to raise additional capital.

In April 2013, we entered into amendments to both our term loan agreements with Hexagon and our convertible debentures to extend the maturity dates of these debts to May 16, 2014.  In addition, the amendments to our term loans also provided for the reduction of the interest rate from 15% to 10% effective March 1, 2013; the payment of interest only for the months of March through June, 2013; a reduction in the minimum monthly payments of principal and interest thereafter from $0.33 million per month to $0.23 million and forbearance by the secured lender from exercising its rights under the term loan credit agreements for any breach that may have occurred prior to the amendment.

In consideration for the extended maturity date of both loans and the reduced interest rate and minimum loan payment under the secured term loans, we provided to each of Hexagon and the holders of our debentures an additional security interest in 15,000 acres (or 30,000 acres in aggregate) of our undeveloped acreage.  In addition, we are required under the amendment to use our reasonable best efforts to pursue certain transactions to improve our financial condition, including the possible sales of certain of our assets, an equity offering or similar capital-raising transaction, one or more joint venture development agreements, and an engineering study of certain of our producing properties to ascertain possible operations to enhance production from those properties. Pursuant to the debenture amendment, we and the debenture holders have agreed to waive any breach under the debentures that may have occurred prior to the date of the amendment.

Cash Flows

Cash used in operating activities during the nine months ended September 30, 2013 was $1.56 million.  This use of cash, coupled with the cash used in investing activities, exceeded cash provided by financing activities by $0.62 million, and resulted in a corresponding decrease in cash.  This net use of cash coupled with both the term loans and convertible debentures becoming current contributed to a $32.93 million decrease in working capital as of September 30, 2013, compared to working capital as of December 31, 2012.

The following table compares cash flow items during the nine months ended September 30, 2013 to September 30, 2012:

	Nine Months Ended September 30,
	2013	2012
Cash provided by (used in):
Operating activities	$(1,558,307)	$(2,747,079)
Investing activities	(118,573)	(3,274,068)
Financing activities	1,060,779	4,011,701
Net change in cash	$(616,101)	$(2,009,446)

During the nine months ended September 30, 2013, net cash used in operating activities was $1.56 million, compared to $2.75 million during the nine months ended September 30, 2012, a decrease of cash used in operating activities of $1.19 million or 43%.  The primary changes in operating cash during the nine months ended September 30, 2013 were $7.19 million of net loss, adjusted for non-cash charges of $1.87 million of depreciation, depletion, amortization and accretion expenses, $1.81 million of debt discount accretion, $0.53 million of amortization of deferred financing costs, $0.83 million issuance of stock for convertible debentures interest, $1.29 million for issuance of stock for services and compensation, a non-cash change in fair value of convertible debentures conversion option of $0.67 million, and $0.45 million in accounts receivable, which was offset by $0.67 million of cash provided for accounts payable and other accrued expenses and $0.16 million for cash provided for other assets.

During the nine months ended September 30, 2013, net cash used in investing activities was $0.12 million, compared to net cash used in investing activity of $3.27 million during the nine months ended September 30, 2012, a decrease of cash used in investing activities of $3.15 million or 96%. The primary changes in investing cash during the nine months ended September 30, 2013 were an increase in cash of $0.64 million related to our sale of oil and gas properties which was offset by a decrease in cash of  $0.42 million of drilling expenditures, and $0.30 million additions to oil and gas properties.

During the nine months ended September 30, 2013, net cash provided in financing activities was $1.06 million, compared to net cash provided by financing activities of $4.01 million during the nine months ended September 30, 2012, a decrease of $2.95 million, or 74%.  The changes in financing cash during the nine months ended September 30, 2013 were primarily due to proceeds from debt issuance of $1.43 million which was offset by net repayments of debt of $0.04 million.

Capital Resources

Funding any additional development of our properties in 2013, and refinancing the Hexagon loans and Debentures prior to their maturity in May 2014, are subject to securing sufficient capital.  We are aggressively exploring a number of capital raising transactions aimed at improving our liquidity position in the long and short term, including asset sales, joint ventures and similar industry partnerships, asset monetization transactions, possible equity transactions, and other potential refinancing transactions with terms more favorable to us than those under the term loans and debentures. We cannot offer assurances that any of these activities will be successful.

Currently, the majority of our cash flows from operations are applied to the payment of principal and interest of our loans.  Due to the Company’s continuing operating losses and capital expenditures, our liquidity and working capital have deteriorated.  We will seek additional capital to refinance our debts, partially fund our operations, and fund our capital budget.  We will also require substantial additional capital in order to fully test, develop and evaluate our 112,000 net undeveloped acres. We expect to obtain this capital through a variety of sources, including, but not limited to, future debt and equity financings and potentially from future joint venture partners.  Unless we are successful in competing a substantial debt and/or equity financing or other similar transaction, or in restructuring our existing indebtedness, in the near term, we will be required to sell certain assets in order to meet obligations as they arise.  We cannot provide assurance that we will secure a major financing, nor can we predict the terms of any future potential financing transactions.

We cannot give assurances that our working capital on hand, our cash flow from operations or any available borrowings, equity offerings or other financings, or asset sales will be sufficient to fund our operations, refinance our debts or finance any additional 2013 capital expenditures.

Results of Operations

Three months ended September 30, 2013 compared to three months ended September 30, 2012

The following table compares operating data for the three months ended September 30, 2013 to September 30, 2012:

	2013	2012
Revenue
Oil sales	$1,003,745	$1,775,383
Gas sales	82,651	168,897
Operating fees	28,331	42,853
Realized gain (loss) on commodity price derivatives	(43,551)	37,341
Unrealized gain (loss) on commodity price derivatives	(20,000)	(130,000)
Total revenues	1,051,176	1,894,474

Costs and expenses
Production costs	318,322	397,793
Production taxes	102,919	198,781
General and administrative	1,207,123	1,515,868
Depreciation, depletion and amortization	539,079	1,069,068
Total costs and expenses	2,167,443	3,181,510

Loss from operations	(1,116,267)	(1,287,036)

Other income (expense)	143	333
Conversion note derivative gain	700,000	600,000
Interest expense	(1,485,022)	(2,149,931)

Net Loss	$(1,901,146)	$(2,836,634)

Total revenues

Total revenues were $1.05 million for the three months ended September 30, 2013, compared to $1.89 million for the three months ended September 30 2012, a decrease of $0.84 million, or 44%. The decrease in revenues was due primarily to a decrease in production volumes. During the three months ended September 2013 and 2012, production amounts were 13,822 and 26,067 BOE, respectively, a decrease of 12,075 BOE, or 46%. Declines in production are primarily attributable to natural production declines related to mature producing properties, but also affected by the temporary reduction in production from three of the Company’s properties that were experiencing production difficulties during the quarter. The effect of this production decrease was partially offset by an increase in the overall average price per BOE to $78.60 in 2013 from $74.59 in 2012, an increase of $4.01 or 5%.

The following table shows a comparison of production volumes and average prices:

	For the Three Months Ended September 30,
	2013	2012
Product
Oil (Bbl.)	11,389	21,151
Oil (Bbls)-average price (1)	$88.13	$83.94

Natural Gas (MCF)-volume	14,595	29,498
Natural Gas (MCF)-average price (2)	$5.66	$5.73

Barrels of oil equivalent (BOE)	13,822	26,067
Average daily net production (BOE)	150	283
Average Price per BOE (1)	$78.60	$74.59

(1) Does not include the realized price effects of hedges
(2) Includes proceeds from the sale of NGL's

Oil and gas production costs, production taxes, depreciation, depletion, and amortization

Average Price per BOE(1)	$78.60	$74.59

Production costs per BOE	23.03	15.26
Production taxes per BOE	7.45	7.63
Depreciation, depletion, and amortization per BOE	39.00	41.01
Total operating costs per BOE	$69.48	$63.90

Gross margin per BOE	$9.12	$10.69

Gross margin percentage	11.60%	14.33%

(1) Does not include the realized price effects of hedges

Commodity Price Derivative Activities

Changes in the market price of oil can significantly affect our profitability and cash flow.  In the past we have entered into various commodity derivative instruments to mitigate the risk associated with downward fluctuations in oil prices.  These derivative instruments consisted exclusively of swaps.  The duration and size of our various derivative instruments varies, and depends on our view of market conditions, available contract prices and our operating strategy.

As of September 30, 2013, the Company maintained an active commodity swap for 100 barrels of oil per day through January 31, 2014 at a price of $99.25 per barrel.

Commodity price derivative realized losses were $0.04 million for the three months ended September 30, 2013, compared to a realized gain of $0.04 million during the three months ended September 30, 2012, a decrease in realized gains/losses of $0.08 million or 266%. Commodity price derivative unrealized losses were $0.02 million for the three months ended September 30, 2013, compared to an unrealized losses of $0.13 million during the three months ended September 30, 2012, a decrease in unrealized losses of $0.11 million or 85%.

Production costs

Production costs were $0.32 million during the three months ended September 30, 2013, compared to $0.40 million for the three months ended September 30, 2012, a decrease of $0.08 million, or 20%. Decrease in production costs in 2013 was from a decrease of the number of work overs, property improvements, and onsite work on productive wells. Production costs per BOE increased to $23.03 for the three months ended September 30, 2013 from $15.26 in 2012, an increase of $7.77 per BOE, or 51%, primarily as a result of reduced volumes of BOE in 2013.

Production taxes

Production taxes were $0.10 million for the three months ended September 30, 2013, compared to $0.20 million for the three months ended September 30, 2012, a decrease of $0.10 million, or 50%.  Decrease in production taxes was from a decrease in production and product mix per state.  Currently, ad valorem, severance and conservation taxes range from 1% to 13% based on the state and county which production is derived.  Production taxes per BOE decreased to $7.45 during the three months ended September 30, 2013 from $7.63 in 2012, a decrease of $0.18 or 2%.

General and administrative

General and administrative expenses were $1.21 million during the three months ended September 30, 2013, compared to $1.52 million during the three months ended September 30, 2012, a decrease of $0.31 million, or 20%.  Non-cash general and administrative items for the three months ended September 30, 2013 were $0.72 million compared to $0.58 million during the three months ending September 30, 2012, an increase of $0.14 million, or 24%.  The increase in non-cash general and administrative expenses was due to an increase in non-cash compensation of $0.05 million and an increase in non-cash executive salary expense of $0.11 million which was offset by a decrease in non-cash consulting expense of $0.02 million. Cash general and administrative expenses were $0.49 million during the three months ended September 30, 2013, compared to $0.94 million during the three months ended September 30, 2012, a decrease of $0.45 million, or 48%.  The decrease in cash general and administrative expenses was a result of reductions in staffing and other expenses, but partially offset by additional legal expenses and other professional service expenses.

Depreciation, depletion, and amortization

Depreciation, depletion, and amortization were $0.54 million during the three months ended September 30, 2013, compared to $1.07 million during the three months ended September 30, 2012, a decrease of $0.53 million, or 49%.  Decrease in depreciation, depletion, and amortization was from (i) a decrease in production amounts in 2013 from 2012, (ii) a decrease in the depletion base for the depletion calculation, offset by (iii) an increase in the depletion rate.  Production amounts decreased to 13,992 from 26,067 for the three months ended September 30, 2013 and 2012, respectively, a decrease of 12,075, or 46%. The decrease in depletion was based on a lower depletion base. Depreciation, depletion, and amortization per BOE decreased to $39.00 from $41.01, respectively, for the three months ended September 30, 2013 and 2012, a decrease of $2.01, or 5%.

Impairment of developed properties

There was no impairment of developed properties during the three months ended September 30, 2013 and September 30, 2012.

Interest Expense

For the three months ended September 30, 2013 and 2012, the Company incurred interest expense of approximately $1.49 million and $2.15 million, respectively, of which approximately $1.13 million and $1.29 million, respectively, were non-cash interest expense and amortization of the deferred financing costs, accretion of the convertible debentures payable discount, and convertible debentures interest paid in common stock.  The decrease in interest expense was primarily attributable to a decrease in the interest rate on the Company’s term loans from 15% to 10% that occurred effective April 1, 2013, but partially offset by an increase in the Company’s convertible debentures.

Results of Operations

Nine months ended September 30, 2013 compared to nine months ended September 30, 2012

The following table compares operating data for the nine months ended September 30, 2013 to September 30, 2012:

	2013	2012
Revenue
Oil sales	$3,320,083	$4,685,713
Gas sales	227,853	397,298
Operating fees	118,853	132,362
Realized gain (loss) on commodity price derivatives	(23,661)	49,729
Unrealized gain (loss) on commodity price derivatives	(20,000)	445,609
Total revenues	3,623,128	5,710,711

Costs and expenses
Production costs	877,623	1,033,635
Production taxes	380,958	561,278
General and administrative	3,559,358	5,099,932
Depreciation, depletion and amortization	1,879,908	2,897,156
Impairment of developed properties	-	3,274,718
Total costs and expenses	6,697,847	12,866,719

Loss from operations	(3,074,719)	(7,156,008)

Other income	535	(372)
Conversion note derivative gain	670,000	700,000
Interest expense	(4,790,700)	(6,320,919)

Net Loss	$(7,194,884)	$(12,777,299)

Total revenues

Total revenues were $3.62 million for the nine months ended September 30, 2013, compared to $5.71 million for the nine months ended September 30 2012, a decrease of $2.09 million, or 37%.  The decrease in revenues was due primarily to a decrease in production volumes and a decrease in realized and unrealized gains on commodity price derivatives.  During the nine months ended September 30, 2013 and 2012, production amounts were 46,904 and 64,366 BOE, respectively, a decrease of 17,462 BOE, or 27%.   The revenue overall average price decreased per BOE to $75.64 in 2013 from $78.97 in 2012, an increase of $3.33 or 4%. The decrease in realized gains on commodity derivatives of $0.07 million and a decrease in unrealized gain on commodity price derivatives of $0.46 million for a total decrease of $0.53 million.   Declines in production are primarily attributable to natural production declines related to mature producing properties, and also three of the Company’s gas and oil properties that were experiencing production difficulties during the period.

The following table shows a comparison of production volumes and average prices:

	For the Nine Months Ended September 30,
	2013	2012
Product
Oil (Bbl.)	38,464	55,519
Oil (Bbls)-average price (1)	$86.32	$84.39

Natural Gas (MCF)-volume	50,642	53,084
Natural Gas (MCF)-average price (2)	$4.49	$7.48

Barrels of oil equivalent (BOE)	46,904	64,366
Average daily net production (BOE)	172	236
Average Price per BOE (1)	$75.64	$78.97

(1) Does not include the realized price effects of hedges
(2) Includes proceeds from the sale of NGL's

Oil and gas production costs, production taxes, depreciation, depletion, and amortization

Average Price per BOE(1)	$75.64	$78.97

Production costs per BOE	18.71	16.06
Production taxes per BOE	8.12	8.72
Depreciation, depletion, and amortization per BOE	40.08	45.01
Total operating costs per BOE	$66.91	$69.79

Gross margin per BOE	$8.73	$9.18

Gross margin percentage	11.50%	11.62%

(1) Does not include the realized price effects of hedges

Commodity Price Derivative Activities

Changes in the market price of oil can significantly affect our profitability and cash flow.  In the past we have entered into various commodity derivative instruments to mitigate the risk associated with downward fluctuations in oil prices.  These derivative instruments consisted exclusively of swaps.  The duration and size of our various derivative instruments varies, and depends on our view of market conditions, available contract prices and our operating strategy.

As of September 30, 2013, the Company maintained an active commodity swap for 100 barrels of oil per day through January 31, 2014 at a price of $99.25 per barrel.

Commodity price derivative realized losses were $0.02 million for the nine months ended September 30, 2013, compared to a realized gain of $0.05 million during the nine months ended September 30, 2012, a decrease in realized gains/losses of $0.07 million or 140%. Commodity price derivative unrealized losses were $0.02 million for the nine months ended September 30, 2013, compared to an unrealized gains of $0.45 million during the nine months ended September 30, 2012, a decrease in unrealized losses of $0.47 million or 104%.

Production costs

Production costs were $0.88 million during the nine months ended September 30, 2013, compared to $1.03 million for the nine months ended September 30, 2012, a decrease of $0.15 million, or 15%.  Decrease in production costs in 2013 was from a decrease of the number of workovers, property improvements, and onsite work on productive wells.  Production costs per BOE increased to $18.71 for the nine months ended September 30, 2013 from $16.06 in 2012, an increase of $2.65 per BOE, or 17%.

Production taxes

Production taxes were $0.38 million for the nine months ended September 30, 2013, compared to $0.56 million for the nine months ended September 30, 2012, a decrease of $0.18 million, or 32%.  Decrease in production taxes was from a decrease in production and product mix per state.  Currently, ad valorem, severance and conservation taxes range from 1% to 13% based on the state and county which production is derived.  Production taxes per BOE decreased to $8.12 during the nine months ended September 30, 2013 from $8.72 in 2012, a decrease of $0.60 or 7%.

General and administrative

General and administrative expenses were $3.56 million during the nine months ended September 30, 2013, compared to $5.10 million during the nine months ended September 30, 2012, a decrease of $1.54 million, or 30%.  Non-cash general and administrative items for the nine months ended September 30, 2013 were $1.73 million compared to $1.77 million during the nine months ending September 30, 2012, a decrease of $0.04 million, or 2%.  The decrease in non-cash general and administrative expenses was due to a decrease in non-cash consulting expense of $0.40 million which was offset by an increase in non-cash executive salary of $0.30 million and an increase in non-cash employee and board compensation expense of $0.06 million. Cash general and administrative expenses were $1.83 million during the nine months ended September 30, 2013, compared to $3.33 million during the nine months ended September 30, 2012, a decrease of $1.50 million, or 45%.  The decrease in cash general and administrative expenses was primarily a result of a reduction of employee count.

Depreciation, depletion, and amortization

Depreciation, depletion, and amortization were $1.88 million during the nine months ended September 30, 2013, compared to $2.90 million during the nine months ended September 30, 2012, a decrease of $1.02 million, or 35%.  Decrease in depreciation, depletion, and amortization was from (i) a decrease in production amounts in 2013 from 2012, (ii) a decrease in the depletion base for the depletion calculation, offset by (iii) an increase in the depletion rate. Production amounts decreased to 46,904 from 64,366 for the nine months ended September 30, 2013 and 2012, respectively, a decrease of 17,462, or 27%. The decrease in depletion was based on a lower depletion base.  Depreciation, depletion, and amortization per BOE decreased to $40.08 from $45.01, respectively, for the nine months ended September 30, 2013 and 2012, an increase of $4.93, or 11%.

Impairment of developed properties

During the nine months ended September 30, 2013, the Company did not have an impairment of developed properties. The Company recognized $3.27 million of impairment during the nine months ended September 30, 2012.

Interest Expense

For the nine months ended September 30, 2013 and 2012, the Company incurred interest expense of approximately $4.79 million and $6.32 million, respectively, of which approximately $3.18 million and $3.80 million, respectively, were non-cash interest expense and amortization of the deferred financing costs, accretion of the convertible debentures payable discount, and convertible debentures interest paid in common stock. The decrease in interest expense was primarily attributable to a decrease in the interest rate on the Company’s term loans from 15% to 10% that occurred effective April 1, 2013, but partially offset by an increase in the Company’s convertible debentures.

Off-Balance Sheet Arrangements

We do not have any material off-balance sheet arrangements.

Capital Budget

We anticipate an approximate $50 million capital budget for the period that runs through the end of 2014.  This entire capital budget is subject to the securing of adequate financing.  It also assumes that we will be successful in negotiating a restructuring or recapitalization transaction with our senior lender and the holders of our convertible debentures.  We anticipate that approximately $30 million of this budget will be allocated toward the development of two of our unconventional prospects located in the Wattenberg field within the DJ Basin that will target horizontal drilling and development of the Niobrara shale and Codell formations. The remainder of our capital budget is anticipated to be directed principally toward the conventional development of certain lower risk offset wells to existing production. We also anticipate the allocation of approximately 10% of our capital budget toward higher risk exploration activities, including the procurement of seismic data.

Our capital budget is subject to various factors, including availability of capital, market conditions, oilfield services and equipment availability, commodity prices and drilling results. Results from the wells identified in the capital budget may lead to additional adjustments to the capital budget as the cash flow from the wells could provide additional capital which we may use to increase our capital budget. We do not anticipate any significant expansion of our current DJ Basin acreage position.

Other factors that could cause us to further increase our level of activity and adjust our capital expenditure budget include a reduction in service and material costs, the formation of joint ventures with other exploration and production companies, the divestiture of non-strategic assets, a further improvement in commodity prices or well performance that exceeds our forecasts, any of which could positively impact our operating cash flow. Factors that could cause us to reduce our level of activity and adjust our capital budget include, but are not limited to, increases in service and materials costs, reductions in commodity prices or under-performance of wells relative to our forecasts, any of which could negatively impact our operating cash flow.

Overview of Our Business and Strategy, and Plan of Operations

We have developed and acquired an oil and natural gas base of proved reserves, as well as a portfolio of exploration and development prospects with conventional and non-conventional reservoir opportunities, with an emphasis on multiple producing horizons, in particular the Muddy “J” conventional reservoirs and the Niobrara shale and Codell resource plays. We believe these prospects offer the possibility of repeatable success allowing for meaningful production and reserve growth. Our acquisition, development and exploration pursuits are principally directed at oil and natural gas properties in the DJ Basin in Colorado, Nebraska, and Wyoming. Since early 2010, we have acquired and/or developed 29 producing wells. As of August 29, 2013 we owned interests in approximately 125,000 gross (112,000 net) leasehold acres, of which 113,000 gross (100,000 net) acres are classified as undeveloped acreage and all of which are located in Colorado, Wyoming and Nebraska within the DJ Basin.  Our management team has undertaken an in-depth process to re-evaluate our operations, production and drilling prospects.  We are focused on conventional development in our Silo East, Hanson and Wilke/Lukassen well areas.  We believe that our Wattenberg North and South Prospects include attractive unconventional drilling opportunities in mature development areas with low risk Niobrara and Codell formation productive potential.  We expect to pursue an aggressive multi-well program, including with a portion of the proceeds of this Offering. However, even upon the completion of this Offering, we will need to raise significant additional capital to fund many of these opportunities and to address the upcoming maturity of our senior secured debt and our outstanding convertible debentures.

Our intermediate goal is to create significant value via the investment of up to $50 million in our inventory of low and controlled risk conventional and unconventional properties, while maintaining a low cost structure. To achieve this, our business strategy includes the following elements:

Pursuing the initial development of certain of our key Wattenberg unconventional properties. We currently have two key unconventional properties located in the Greater Wattenberg field that are expected to be drilled within the course of the next 12 months.  Drilling activities on both properties will target the Niobrara and Codell formations, and drilling activities on one of the properties have already commenced.  We expect to participate in up to 18 wells in these two prospects, with an expected investment that exceeds $30 million.

Extending the development of certain conventional prospects within our inventory of DJ Basin properties.  We anticipate the expenditure of up to an additional $15 million in drilling and development costs on three of our DJ Basin prospects where initial wells have shown promise.  Additional drilling activities will be conducted on each property in an effort to fully develop each property and define field productivity and economic limits.

Engaging in certain exploration activities, including geologic and geophysics projects, to define additional prospects within our inventory of DJ Basin properties that may have significant development upside.   We anticipate the expenditure of $3-5 million [in 2014] to pursue seismic acquisition projects in at least three target areas to identify both conventional and unconventional drilling opportunities.

Controlling Costs. We seek to maximize our returns on capital by minimizing our expenditures on general and administrative expenses. We also minimize initial capital expenditures on geological and geophysical overhead, seismic data, hardware and software by partnering with cost efficient operators that have already invested capital in such. We also outsource some of our technical functions in order to help reduce general and administrative and capital requirements.

From time to time, we use commodity price hedging instruments to reduce our exposure to oil and natural gas price fluctuations and to help ensure that we have adequate cash flow to fund our debt service costs and capital programs. From time to time, we will enter into futures contracts, collars and basis swap agreements, as well as fixed price physical delivery contracts. We intend to use hedging primarily to manage price risks and returns on certain acquisitions and drilling programs. Our policy is to consider hedging an appropriate portion of our production at commodity prices we deem attractive. In the future we may also be required by our lenders to hedge a portion of production as part of any financing.

Currently, our inventory of developed and undeveloped acreage includes approximately 12,000 net acres that are held by production, approximately 25,000 net acres, 61,000, and 14,000 net acres that expire in the years 2014, 2015 and thereafter, respectively. Approximately 75% of our inventory of undeveloped acreage provides for extension of lease terms from two to five years, at the option of the Company, via payment of varying, but typically nominal, extension amounts. However, due to our current liquidity issues, we may enter into one or more transactions to sell a significant number of leases, both developed and undeveloped to enable us to pay down our outstanding debt.

The business of oil and natural gas acquisition, exploration and development is capital intensive and the level of operations attainable by an oil and gas company is directly linked to and limited by the amount of available capital. Therefore, a principal part of our plan of operations is to raise the additional capital required to finance the exploration and development of our current oil and natural gas prospects and the acquisition of additional properties.  As explained under “Financial Condition and Liquidity”, based on our present working capital and current rate of cash flow from operations, we will need to raise additional capital to refinance our secured and convertible debenture debts that mature May 2014, partially fund our overhead, and  fund our exploration and development budget.  We will seek additional capital through the sale of our securities, through debt and project financing, joint venture agreements with industry partners, and through sale of assets.  However, under the terms of our term loan agreements and debentures, we are prohibited from incurring any additional debt from third parties or selling any properties held as collateral under the term loans or debentures without prior consent from the lenders.  Thus our ability to obtain additional capital through new debt instruments, project financing and sale of assets may be subject to the repayment of our term loans and/or our debentures.

We intend to use the services of independent consultants and contractors to perform various professional services, including land, legal, environmental, investor relations and tax services.  We believe that by limiting our management and employee costs, we may be able to better control total costs and retain flexibility in terms of project management.

Marketing and Pricing

We derive revenue principally from the sale of oil and natural gas.  As a result, our revenues are determined, to a large degree, by prevailing prices for crude oil and natural gas.  We sell our oil and natural gas on the open market at prevailing market prices or through forward delivery contracts.  The market price for oil and natural gas is dictated by supply and demand, and we cannot accurately predict or control the price we may receive for our oil and natural gas.

Our revenues, cash flows, profitability and future rate of growth will depend substantially upon prevailing prices for oil and natural gas.  Prices may also affect the amount of cash flow available for capital expenditures and our ability to borrow money or raise additional capital.  Lower prices may also adversely affect the value of our reserves and make it uneconomical for us to commence or continue production levels of oil and natural gas.  Historically, the prices received for oil and natural gas have fluctuated widely.  Among the factors that can cause these fluctuations are:

●	changes in global supply and demand for oil and natural gas;
●	the actions of the Organization of Petroleum Exporting Countries, or OPEC;
●	the price and quantity of imports of foreign oil and natural gas;
●	acts of war or terrorism;
●	political conditions and events, including embargoes, affecting oil-producing activity;
●	the level of global oil and natural gas exploration and production activity;
●	the level of global oil and natural gas inventories;
●	weather conditions;
●	technological advances affecting energy consumption; and
●	the price and availability of alternative fuels.

From time to time, we will enter into hedging arrangements to reduce our exposure to decreases in the prices of oil and natural gas.  Hedging arrangements may expose us to risk of significant financial loss in some circumstances including circumstances where:

●	our production and/or sales of natural gas are less than expected;
●	payments owed under derivative hedging contracts come due prior to receipt of the hedged month’s production revenue; or
●	the counter party to the hedging contract defaults on its contract obligations.

In addition, hedging arrangements may limit the benefit we would receive from increases in the prices for oil and natural gas.  We cannot assure you that any hedging transactions we may enter into will adequately protect us from declines in the prices of oil and natural gas.  On the other hand, where we choose not to engage in hedging transactions in the future, we may be more adversely affected by changes in oil and natural gas prices than our competitors who engage in hedging transactions.

Obligations and Commitments

We have the following contractual obligations and commitments as of September 30, 2013 (in thousands):

	Payments due by period
Contractual obligations	Total	Within 1 year	1-3 years	4-5 years	More than 5 years
Secured debt	$18,967	$18,967	$-	$-	$-
Interest on secured debt	1,201	1,201	-	-	-
Convertible debentures	14,829	14,829	-	-	-
Interest on convertible debentures	751	751	-	-	-
Operating leases & Other	59	59	-	-	-
Total contractual cash obligations	$35,807	$35,807	$-	$-	$-

Critical Accounting Policies and Estimates

The preparation of our consolidated financial statements in conformity with generally accepted accounting principles in the United States, or GAAP, requires our management to make assumptions and estimates that affect the reported amounts of assets, liabilities, revenues and expenses, as well as the disclosure of contingent assets and liabilities at the date of our financial statements and the reported amounts of revenues and expenses during the reporting period.  The following is a summary of the significant accounting policies and related estimates that affect our financial disclosures.

Critical accounting policies are defined as those significant accounting policies that are most critical to an understanding of a company’s financial condition and results of operation. We consider an accounting estimate or judgment to be critical if (i) it requires assumptions to be made that were uncertain at the time the estimate was made, and (ii) changes in the estimate or different estimates that could have been selected could have a material impact on our results of operations or financial condition.

Use of Estimates

The financial statements included herein were prepared from the our records in accordance with GAAP, and reflect all normal recurring adjustments which are, in the opinion of management, necessary to provide a fair statement of the results of operations and financial position for the interim periods.  The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of oil and gas reserves, assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  We evaluate our estimates on an on-going basis and base our estimates on historical experience and on various other assumptions we believe to be reasonable under the circumstances.  Although actual results may differ from these estimates under different assumptions or conditions, we believe that our estimates are reasonable.  Our most significant financial estimates are associated with our estimated proved oil and gas reserves, assessments of impairment imbedded in the carrying value of undeveloped acreage and proven properties, as well as valuation of common stock used in various issuances of common stock, options and warrants, and estimated derivative liabilities.

 Oil and Natural Gas Reserves

We follow the full cost method of accounting.  All of our oil and gas properties are located within the United States, and therefore all costs related to the acquisition and development of oil and gas properties are capitalized into a single cost center referred to as a full cost pool.  Depletion of exploration and development costs and depreciation of production equipment is computed using the units-of-production method based upon estimated proved oil and gas reserves.  Under the full cost method of accounting, capitalized oil and gas property costs less accumulated depletion and net of deferred income taxes may not exceed an amount equal to the present value, discounted at 10%, of estimated future net revenues from proved oil and gas reserves less the future cash outflows associated with the asset retirement obligations that have been accrued on the balance sheet plus the cost, or estimated fair value if lower, of unproved properties.  Should capitalized costs exceed this ceiling, impairment would be recognized.  Under the SEC rules, we prepared our oil and gas reserve estimates as of June 30, 2013, using the average, first-day-of-the-month price during the 12-month period ending June 30, 2013.

Estimating accumulations of gas and oil is complex and is not exact because of the numerous uncertainties inherent in the process.  The process relies on interpretations of available geological, geophysical, engineering and production data.  The extent, quality and reliability of this technical data can vary.  The process also requires certain economic assumptions, some of which are mandated by the SEC, such as gas and oil prices, drilling and operating expenses, capital expenditures, taxes and availability of funds.  The accuracy of a reserve estimate is a function of the quality and quantity of available data; the interpretation of that data; the accuracy of various mandated economic assumptions; and the judgment of the persons preparing the estimate.

We believe estimated reserve quantities and the related estimates of future net cash flows are the most important estimates made by an exploration and production company such as ours because they affect the perceived value of our company, are used in comparative financial analysis ratios, and are used as the basis for the most significant accounting estimates in our financial statements, including the quarterly calculation of depletion, depreciation and impairment of our proved oil and natural gas properties.  Proved oil and natural gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable in future periods from known reservoirs under existing economic and operating conditions. We determine anticipated future cash inflows and future production and development costs by applying benchmark prices and costs, including transportation, quality and basis differentials, in effect at the end of each quarter to the estimated quantities of oil and natural gas remaining to be produced as of the end of that quarter. We reduce expected cash flows to present value using a discount rate that depends upon the purpose for which the reserve estimates will be used.  For example, the standardized measure calculation requires us to apply a 10% discount rate.  Although reserve estimates are inherently imprecise, and estimates of new discoveries and undeveloped locations are more imprecise than those of established proved producing oil and natural gas properties, we make considerable effort to estimate our reserves, including through the use of independent reserves engineering consultants. We expect that quarterly reserve estimates will change in the future as additional information becomes available or as oil and natural gas prices and operating and capital costs change.  We evaluate and estimate our oil and natural gas reserves as of June 30 and quarterly throughout the year.  For purposes of depletion, depreciation, and impairment, we adjust reserve quantities at all quarterly periods for the estimated impact of acquisitions and dispositions.  Changes in depletion, depreciation or impairment calculations caused by changes in reserve quantities or net cash flows are recorded in the period in which the reserves or net cash flow estimate changes.

Oil and Natural Gas Properties—Full Cost Method of Accounting

We use the full cost method of accounting whereby all costs related to the acquisition and development of oil and natural gas properties are capitalized into a single cost center referred to as a full cost pool.  These costs include land acquisition costs, geological and geophysical expenses, carrying charges on non-producing properties, costs of drilling and overhead charges directly related to acquisition and exploration activities.

Capitalized costs, together with the costs of production equipment, are depleted and amortized on the unit-of-production method based on the estimated gross proved reserves as determined by independent petroleum engineers. For this purpose, we convert our petroleum products and reserves to a common unit of measure.

Costs of acquiring and evaluating unproved properties are initially excluded from depletion calculations.  This undeveloped acreage is assessed quarterly to ascertain whether impairment has occurred.  When proved reserves are assigned or the property is considered to be impaired, the cost of the property or the amount of the impairment is added to the full cost pool and becomes subject to depletion calculations.

Proceeds from the sale of oil and natural gas properties are applied against capitalized costs, with no gain or loss recognized, unless the sale would alter the rate of depletion by more than 25%.  Royalties paid, net of any tax credits received, are netted against oil and natural gas sales.

In applying the full cost method, we perform a ceiling test on properties that restricts the capitalized costs, less accumulated depletion, from exceeding an amount equal to the estimated undiscounted value of future net revenues from proved oil and natural gas reserves, as determined by independent petroleum engineers.  The estimated future revenues are based on sales prices achievable under existing contracts and posted average reference prices in effect at the end of the applicable period, and current costs, and after deducting estimated future general and administrative expenses, production related expenses, financing costs, future site restoration costs and income taxes.  Under the full cost method of accounting, capitalized oil and natural gas property costs, less accumulated depletion and net of deferred income taxes, may not exceed an amount equal to the present value, discounted at 10%, of estimated future net revenues from proved oil and natural gas reserves, plus the cost, or estimated fair value if lower, of unproved properties. Should capitalized costs exceed this ceiling, we would recognize impairment.

Revenue Recognition

The Company derives revenue primarily from the sale of produced natural gas and crude oil.  The Company reports revenue as the gross amount received before taking into account production taxes and transportation costs, which are reported as separate expenses and are included in oil and gas production expense in the accompanying consolidated statements of operations.  Revenue is recorded in the month the Company’s production is delivered to the purchaser, but payment is generally received between 30 and 90 days after the date of production.  No revenue is recognized unless it is determined that title to the product has transferred to the purchaser.  At the end of each month, the Company estimates the amount of production delivered to the purchaser and the price the Company will receive.  The Company uses its knowledge of its properties, their historical performance, NYMEX and local spot market prices, quality and transportation differentials, and other factors as the basis for these estimates.

Share Based Compensation

The Company accounts for share-based compensation by estimating the fair value of share-based payment awards made to employees and directors, including restricted stock grants, on the date of grant.  The value of the portion of the award that is ultimately expected to vest is recognized as an expense ratably over the requisite service periods.

Derivative Instruments

Periodically, the Company entered into swaps to reduce the effect of price changes on a portion of our future oil production. We reflect the fair market value of our derivative instruments on our balance sheet.  Our estimates of fair value are determined by obtaining independent market quotes as well as utilizing a valuation model that is based upon underlying forward curve data and risk free interest rates.  Changes in commodity prices will result in substantially similar changes in the fair value of our commodity derivative agreements.  We do not apply hedge accounting to any of our derivative contracts, therefore we recognize mark-to-market gains and losses in earnings currently.

Item 3.  Quantitative and Qualitative Disclosures About Market Risk.

Not Applicable

Item 4.  Controls and Procedures.

Evaluation of Disclosure Controls and Procedures

Our management, with the participation of our Chief Executive Officer and our Chief Financial Officer, evaluated the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) as of September 30, 2013, the end of the period covered by this report. Based on this evaluation, our Chief Executive Officer and Chief Financial Officer have concluded that, as of September 30, 2013, our disclosure controls and procedures were effective to ensure that information required to be disclosed by us in reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified by the rules and forms of the SEC, and that information required to be disclosed by us in such reports is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure.

Changes in Internal Control over Financial Reporting

There were no changes in our internal control over financial reporting during the quarter-ended September 30, 2013 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II - OTHER INFORMATION

Item 1. Legal Proceedings.

The Company may from time to time be involved in various legal actions arising in the normal course of business.  In the opinion of management, the Company’s liability, if any, in these pending actions would not have a material adverse effect on the financial positions of the Company.  The Company’s general and administrative expenses would include amounts incurred to resolve claims made against the Company.

Parker v. Tracinda Corporation, Denver District Court, Case No. 2011CV561.  In November 2012, the Company filed a motion to intervene in garnishment proceedings involving Roger Parker, the Company’s former Chief Executive Officer and Chairman.  The Defendant has served various writs of garnishment on the Company to enforce a judgment against Mr. Parker seeking, among other things, shares of unvested, restricted stock.  The Company has asserted rights to lawful set-offs and deductions in connection with certain tax consequences, which may be material to the Company.  As a result of bankruptcy proceedings filed by Mr. Parker, the garnishment proceedings in Denver District Court have been stayed.  At this stage, we cannot express an opinion as to the probable outcome of this matter.

In re Roger A. Parker: Tracinda Corp. v. Recovery Energy, Inc. and Roger A. Parker, United States Bankruptcy Court for the District of Colorado, Case No. 13-10897-EEB. On June 10, 2013, Tracinda Corp. (“Tracinda”) filed a complaint (Adversary No. 13-011301 EEB) against the Company and Roger Parker in connection with the personal bankruptcy proceedings of Roger Parker, alleging that the Company improperly failed to remit to Tracinda certain property in connection with a writs of garnishment issued by the Denver District Court (discussed above). The Company filed an answer to this complaint on July 10, 2013.

Item 1A. Risk Factors.

There have been no material changes in our Risk Factors from those reported in Item 1A of Part I of our 2012 Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we incorporate by reference herein. No additional risk factors are noted.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.

None.

Item 3. Defaults Upon Senior Securities.

None.

Item 4. Mine Safety Disclosures.

Not Applicable

Item 5. Other Information.

None.

Item 6. Exhibits.

Exhibit Number	Exhibit Description
10.1	Employment Agreement between the Company and Avi Mirman (incorporated herein by reference to Exhibit 10.1 to the Company’s current report on Form 8-K dated September 16, 2013)
31.1	Certification of the Chief Executive Officer pursuant to Section 302 of the Sarbanes Oxley Act of 2002
31.2	Certification of the Chief Financial Officer pursuant to Section 302 of the Sarbanes Oxley Act of 2002
32.1	Certification of the Chief Executive Officer pursuant to Section 906 of the Sarbanes Oxley Act of 2002
32.2	Certification of the Chief Financial Officer pursuant to Section 906 of the Sarbanes Oxley Act of 2002

101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Schema
101.CAL	XBRL Taxonomy Calculation Linkbase
101.DEF	XBRL Taxonomy Definition Linkbase
101.LAB	XBRL Taxonomy Label Linkbase
101.PRE	XBRL Taxonomy Presentation Linkbase

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and the capacities and on the dates indicated.

Signature	Title	Date

/s/ W. Phillip Marcum	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	November 13, 2013
W. Phillip Marcum

/s/ A. Bradley Gabbard	Chief Operating Officer, Chief Financial and Accounting Officer, Director (Principal Financial Officer)	November 13, 2013

/s/ Eric Ulwelling	Principal Accounting Officer	November 13, 2013
Eric Ulwelling

/s/ Timothy N. Poster	Director	November 13, 2013
Timothy N. Poster

/s/ D. Kirk Edwards	Director	November 13, 2013
D. Kirk Edwards

/s/ Bruce B. White	Director	November 13, 2013
Bruce B. White

EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1	Employment Agreement between the Company and Avi Mirman (incorporated herein by reference to Exhibit 10.1 to the Company’s current report on Form 8-K dated September 16, 2013)
31.1	Certification of the Chief Executive Officer pursuant to Section 302 of the Sarbanes Oxley Act of 2002
31.2	Certification of the Chief Financial Officer pursuant to Section 302 of the Sarbanes Oxley Act of 2002
32.1	Certification of the Chief Executive Officer pursuant to Section 906 of the Sarbanes Oxley Act of 2002
32.2	Certification of the Chief Financial Officer pursuant to Section 906 of the Sarbanes Oxley Act of 2002

101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Schema
101.CAL	XBRL Taxonomy Calculation Linkbase
101.DEF	XBRL Taxonomy Definition Linkbase
101.LAB	XBRL Taxonomy Label Linkbase
101.PRE	XBRL Taxonomy Presentation Linkbase

Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, W. Phillip Marcum, certify that:

1.	I have reviewed this report on Form 10-Q of Recovery Energy, Inc. ("Registrant");

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this report;

4.
The Registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Registrant and have:

a.
designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.
designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.
evaluated the effectiveness of the Registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.
disclosed in this report any change in the Registrant's internal control over financial reporting that occurred during the Registrant's most recent fiscal quarter (the Registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Registrant's internal control over financial reporting; and

5.
The Registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Registrant's auditors and the audit committee of Registrant's board of directors (or persons performing the equivalent functions):

a.
all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Registrant's ability to record, process, summarize and report financial information; and

	b.	any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant's internal control over financial reporting.

/s/ W. Phillip Marcum
W. Phillip Marcum
Chief Executive Officer

November 13, 2013

Exhibit 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

 I, A. Bradley Gabbard, certify that:

1	I have reviewed this report on Form 10-Q of Recovery Energy, Inc. ("Registrant");

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this report;

4.
The Registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Registrant and have:

a.
designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.
designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.
evaluated the effectiveness of the Registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.
disclosed in this report any change in the Registrant's internal control over financial reporting that occurred during the Registrant's most recent fiscal quarter (the Registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Registrant's internal control over financial reporting; and

5.
The Registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Registrant's auditors and the audit committee of Registrant's board of directors (or persons performing the equivalent functions):

a.
all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Registrant's ability to record, process, summarize and report financial information; and

b.	any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant's internal control over financial reporting.

/s/ A. Bradley Gabbard
A. Bradley Gabbard
Chief Financial Officer

November 13, 2013

Exhibit 32.1

 CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Recovery Energy, Inc. (the "Company") on Form 10-Q for the period ended September 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

    (1)   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    (2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ W. Phillip Marcum
W. Phillip Marcum
Chief Executive Officer

November 13, 2013

Exhibit 32.2

 CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Recovery Energy, Inc. (the "Company") on Form 10-Q for the period ended September 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

    (1)   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    (2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ A. Bradley Gabbard
A. Bradley Gabbard
Chief Financial Officer

November 13, 2013

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 13, 2013

LILIS ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1900 Grant Street, Suite #720
Denver, CO	80203
(Address of Principal Executive Offices)	(Zip Code)

(303) 951-7920
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As discussed in Item 5.07 below, at the special meeting (the “Special Meeting”) of stockholders of Lilis Energy, Inc. (the “Company”) held on November 13, 2013, the stockholders approved an amendment to the Company’s 2012 Equity Incentive Plan (the “Amendment”)  to increase the number of common shares available for grant under the Plan from 1,800,000 shares to 6,800,000 shares and to increase the number of common shares eligible for grant under the Plan in a single year to a single participant from 1,000,000 shares to 3,000,000 shares.  The description of the Amendment in this report does not purport to be complete and is qualified in its entirety by reference to the Plan, as amended, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 5.03  Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

As discussed in Item 5.07 below, at the Company’s Special Meeting, the stockholders approved a change of the Company’s legal name from Recovery Energy, Inc. to Lilis Energy, Inc. The name change is reflected in the Company’s Certificate of Amendment to the Articles of Incorporation (the “Certificate”), and the effective date of the Certificate was November 18, 2013. No changes were made to the Articles of Incorporation other than to reflect the name change.

Item 5.07  Submission of Matters to a Vote of Security Holders.

At the Company’s Special Meeting, the final results of the voting on the matters submitted to our stockholders at the meeting were as follows:

1. To approve an amendment to the Company’s Amended and Restated Articles of Incorporation to legally change the Company’s name from Recovery Energy, Inc. to Lilis Energy, Inc.

For	Against	Abstain
13,395,089	42,522	2,000

There were no broker non-votes.

2. To approve an amendment to the Company’s 2012 Equity Incentive Plan to increase the number of common shares available for grant under the Plan from 1,800,000 shares to 6,800,000 shares and to increase the number of common shares eligible for grant under the Plan in a single year to a single participant from 1,000,000 shares to 3,000,000 shares.

For	Against	Abstain
9,069,026	258,312	6,750

There were 4,105,523 broker non-votes.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to Articles of Incorporation
10.1	2012 Equity Incentive Plan

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2013	RECOVERY ENERGY, INC.

	By:	/s/ A. Bradley Gabbard
Chief Financial Officer and Chief Operating Officer

3

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to Articles of Incorporation
10.1	2012 Equity Incentive Plan

4

Exhibit 3.1

CERTIFICATE OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
RECOVERY ENERGY, INC.
a Nevada corporation

*********

Pursuant to Section 78.390 of the Nevada Revised Statutes

*********

Recovery Energy, Inc., a Nevada corporation, (the “Corporation”), DOES HEREBY CERTIFY that:

1. The Corporation filed its Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada on October 17, 2011.

2. This Certificate of Amendment to the Amended and Restated Articles of Incorporation of Recovery Energy, Inc. has been duly adopted in accordance with the provisions of Section 78.390 of the Nevada Revised Statutes.

3. Article I of the Amended and Restated Articles of Incorporation is hereby amended in its entirety to read as follows:

ARTICLE I
NAME

The name of the corporation is Lilis Energy, Inc.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Articles of Incorporation to be executed by its duly authorized officer as of the 15th day of November, 2013.

Recovery Energy, Inc. a Nevada corporation

By:	/s/ A. Bradley Gabbard
Name:	A. Bradley Gabbard
Title:	Chief Financial Officer and Chief Operating Officer

Exhibit 10.1

Recovery Energy, Inc.
2012 Equity Incentive Plan

Effective Date: August 31, 2012
As Amended  on November 13, 2013

Any statements regarding tax matters made herein, including any attachments, cannot be relied upon by any person to avoid tax penalties and are not intended to be used or referred to in any marketing or promotional materials. To the extent this communication contains a tax statement or tax advice, Brownstein Hyatt Farber Schreck, LLP does not and will not impose any limitation on disclosure of the tax treatment or tax structure of any transactions to which the tax statement or tax advice relates.

TABLE OF CONTENTS
(continued)

RECOVERY ENERGY, INC.
2011 Equity Incentive Plan
INTRODUCTION

Recovery Energy, Inc., a Nevada corporation (the "Company"), hereby adopts the Recovery Energy, Inc. 2012 Equity Incentive Plan (the "Plan"). The purpose of the Plan is to further the growth and development of the Company by affording an opportunity for stock ownership to selected Employees, Directors and Consultants of the Company and its Affiliates (all as defined below) who are responsible for the conduct and management of its business or who are involved in endeavors significant to its success. The Plan is also intended to assist the Company in attracting new Employees, Directors and Consultants and retaining existing Employees, Directors and Consultants; to encourage growth of the Company through incentives that are consistent with the Company's goals; to provide incentives for individual performance; and to promote teamwork.

ARTICLE 1
DEFINITIONS

When used in this Plan, the following capitalized terms shall have the meanings set forth below unless a different meaning is plainly required by the context:

1.1	Administrator means the Board of Directors, any committee or such delegates as shall be administering the Plan in accordance with Article 3.
1.2
Affiliate means any corporation, partnership, limited liability company or partnership, association, trust or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

1.3
Applicable Laws means the requirements relating to the administration of stock option and stock award plans under U.S. federal, state and local laws, the rules of any national securities exchange or automated quotation system on which the Common Stock is listed, quoted, or traded to the extent provided under the terms of the Company's agreement with such exchange or quotation system and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, the laws of such jurisdiction.

1.4	Award means a grant of Options, SARs, Restricted Stock, Restricted Stock Units, Bonus Stock or other equity-based grant under the Plan.

1

1.5	Award Agreement means the agreement between the Company and a Participant pursuant to which a specific Award is granted to the Participant.
1.6	Board of Directors means the Board of Directors of the Company.

1.7	Bonus Stock means shares of Common Stock granted to a Participant that are subject to the terms set forth in Section 10.2 and the applicable Award Agreement.
1.8
Cause means "Cause," as defined in the Participant's employment agreement, if applicable, or if the Participant has not entered into an employment agreement with the Company, as determined in the sole discretion of the Company, a termination on account of any of the following: (a) repeated refusal to obey written directions of the Board of Directors or a superior officer (so long as such directions do not involve illegal or immoral acts), (b) negligence or willful misconduct in the performance of Participant’s duties, as reasonably directed by the Board of Directors or a superior officer, injurious to the reputation, business or operations of the Company or an Affiliate; (c) misappropriation of any funds or assets of the Company or an Affiliate for personal use; (d) repeated acts of substance abuse that are injurious to the Company or an Affiliate; (e) fraud or dishonesty that is injurious to the Company or an Affiliate; (f) a breach of any material obligation of Participant in an employment, non-disclosure or confidentiality, non-compete, non-solicitation or similar agreement, if applicable, with the Company or an Affiliate; (g) commission of a criminal offense involving money or other property with respect to the Company, an Affiliate or any supplier or customer of the Company or an Affiliate (excluding any traffic violations or similar violations); (h) commission of a criminal offense that constitutes a felony in the jurisdiction in which the offense is committed; or (i) engaging in any conduct tending to bring the Company or an Affiliate into public disgrace or disrepute. A Participant who agrees to resign from his employment or service with the Company in lieu of being terminated for Cause may be deemed by the Administrator to have been terminated for Cause for purposes of the Plan.

1.9
Change in Control means, unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant's Award Agreement or written contract of employment or service, (A) by a transaction or series of transactions, any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 35% of the combined voting power of the Company’s then outstanding securities (provided such person or group was not a beneficial owner of more than 35% of the combined voting power of the Company’s then outstanding securities as of August 31, 2012); (B) as a result of any merger, consolidation, combination or sale or issuance of securities of the Company, or as a result of or in connection with a contested election of directors, the persons who were directors of the Company as of August 31, 2012 cease to constitute a majority of the Board of Directors; or (C) by a transaction or series of transactions, the authority of the Board of Directors over any activities of the Company becomes subject to the consent, agreement or cooperation of a third party other than shareholders of the Company.

1.10	Code means the Internal Revenue Code of 1986, as amended from time to time.

1.11
Common Stock or Stock means the Company's common stock, par value $0.0001 per share, and any share or shares of the Company's capital stock hereafter issued or issuable in substitution for such shares.

1.12	Consultant shall mean any individual who is neither an Employee nor a Director who is engaged by the Company or an Affiliate to render services to such entity as an advisor or consultant.

1.13
Continuous Service means that the Participant's service as an Employee, Director or Consultant with the Company or an Affiliate is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's Continuous Service. The Administrator, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence, including sick leave, military leave or any other personal leave.

1.14	Director means an individual who is a member the Board of Directors or a member of the board of directors of an Affiliate, who (in either case) is not an Employee.

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1.15
Disability means disability within the meaning of the long-term disability policy maintained by the Company, or if none, within the meaning of Code Section 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

1.16	Effective Date means the date the Plan is approved by the Board, subject to approval of the Plan by the Company’s stockholders.

1.17
Employee means a common law employee of the Company or an Affiliate and any person who has accepted a binding offer of employment from the Company or an Affiliate (provided that, in the case of an Incentive Stock Option, such person has commenced employment as a common law employee), but excludes any individual classified by the Company or an Affiliate as an independent contractor, consultant or leased employee.

1.18	Exchange Act means the Securities Exchange Act of 1934, as amended from time to time.

1.19	Fair Market Value means, as of any specified date, the value of a share of Common Stock determined as follows:

(a)
Publicly Traded. If the Common Stock is regularly traded on any established securities market, the Fair Market Value per share of Common Stock shall be the closing sale price for a share of Common Stock for such date, or if there is no closing sales price for a share of Common Stock on that date, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable.

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(b)
Not Publicly Traded. If the Common Stock is not readily tradable on an established securities market, the Fair Market Value per share of Common Stock shall be the amount determined by the Administrator, reasonably and in good faith, in accordance with Applicable Laws.

1.1
Full Value Award means any Award other than (i) an Option, (ii) a SAR or (iii) any other Award for which the Participant pays the intrinsic value existing as of the date of grant (whether directly or by forgoing a right to receive a payment from the Company or an Affiliate).

1.2
Incentive Stock Option means any option granted to an eligible Employee under the Plan, which the Company intends at the time the option is granted to be an Incentive Stock Option within the meaning of Code Section 422.

1.3	Nonqualified Stock Option means any option granted to an eligible Employee under the Plan that is not an Incentive Stock Option.

1.4	Option means and refers collectively to Incentive Stock Options and Nonqualified Stock Options.
1.5
Participant means any Employee, Director or Consultant who is granted an Award under the Plan. Participant also means the personal representative of a Participant and any other person who acquires the right to exercise or receive payment pursuant to an Award by bequest or inheritance.

1.6
Permitted Transferee means, with respect to a Participant, any “family member” of the Participant, as defined under the instructions to use of the Form S-8 Registration Statement under the Securities Act, after taking into account any state, federal, local or foreign tax and securities laws applicable to transferable Awards.

1.7	Publicly Traded means that the Company or an Affiliate has issued any class of common equity securities registered under Section 12 of the Exchange Act.

1.8
Restricted Stock means shares of Common Stock granted to a Participant that are subject to the restrictions set forth in Section 9.1 and the applicable Award Agreement. Restricted Stock also means any shares of the Company's capital stock issued as a result of a dividend on or split of Restricted Stock. Upon termination of the restrictions, such Common Stock or other capital stock shall no longer be Restricted Stock.

1.9	Restricted Stock Units means restricted share units granted to a Participant that are subject to the terms set forth in Section 10.2 and the applicable Award Agreement.

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1.10
Restriction Period means the period set forth in the applicable Award Agreement that is the period beginning on the date of grant of the Award and ending on the final vesting date of the Restricted Stock.

1.11	Rule 16b-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, together with any successor rule, as in effect from time to time.

1.12	Section 162(m) means Code Section 162(m) and any related Treasury regulations promulgated or Internal Revenue Service guidance issued thereunder.
1.13
Section 409A means Code Section 409A and any related Treasury regulations promulgated or Internal Revenue Service guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date.

1.14	Securities Act shall mean the Securities Act of 1933, as amended.
1.15	Stock Appreciation Right or SAR means a stand-alone stock appreciation right that is subject to the terms set forth in Section 8.1 and the applicable Award Agreement

ARTICLE 2
TERM OF THE PLAN

The Plan shall be effective as of the Effective Date, provided that the Plan is approved by the stockholders of the Company within 12 months of the Effective Date. The Plan shall continue in effect for a term of 10 years from the later of the Effective Date or the date any amendment to add shares to the Plan is approved by stockholders of the Company, unless terminated earlier under Article 14. In the absence of the approval by stockholders of the Company of an amendment to add shares to the Plan, no Incentive Stock Option shall be granted more than 10 years from the date the Plan is approved by the stockholders of the Company.

ARTICLE 3
ADMINISTRATION

3.1
Administrator. The Plan shall be administered by the Board of Directors, unless and until such time as the Board of Directors delegates the administration of the Plan to a committee, which shall be appointed by and shall serve at the pleasure of the Board of Directors. The powers, duties and procedures of any appointed committee shall be governed its adopted charter, or in the absence of such charter, by this article. Any committee member shall be deemed to have resigned automatically from the committee upon his termination of service with the Company. To the extent the Administrator considers it desirable for transactions relating to a grant of Awards to be eligible to qualify for an exemption under Rule 16b-3, the Administrator shall consist of a committee of two or more members of the Board, all of whom qualify as “non-employee directors” within the meaning of Rule 16b-3. To the extent the Administrator considers it desirable for compensation delivered pursuant to a grant of Awards to be eligible to qualify for an exemption under Section 162(m), the Plan shall be administered by a committee of two or more members of the Board, all of whom qualify as “outside directors” within the meaning of Section 162(m). The Administrator may from time to time remove members from or add members to any such committee; fill vacancies on the committee, howsoever caused; and otherwise increase or decrease the number of members of such committee, in each case as the Administrator deems appropriate to permit transactions in Common Stock pursuant to the Plan and to satisfy such conditions of Rule 16b-3 or Section 162(m) as then in effect.

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3.2
Meetings and Actions. The Administrator shall hold meetings at such times and places as it may determine in its sole discrimination. A majority of the members of the Administrator shall constitute a quorum, and the acts of the majority of the members present at a meeting or a consent in writing signed by all members of the Administrator shall be the acts of the Administrator and shall be final, binding and conclusive upon all persons, including the Company, its Affiliates, its stockholders, and all persons having any interest in Awards that may be or have been granted pursuant to the Plan.

3.3
Powers of Administrator. The Administrator shall have the full and exclusive right to grant and determine terms and conditions of all Awards granted under the Plan and to prescribe, amend and rescind rules and regulations for administration of the Plan. The Administrator may from time to time in its discretion determine which of the eligible Employees, Directors and Consultants of the Company or its Affiliates should receive Awards, the type of Awards to be granted, and as applicable, the number of shares subject to the Awards, the grant dates, the exercise or purchase price for shares subject to the Awards, the vesting conditions and duration of the Awards and the restrictions applicable to each grant of shares pursuant to the Awards. In selecting Participants and granting Awards, the Administrator shall take into consideration the contribution the Participant has made or may make to the success of the Company or its Affiliates and such other factors as the Administrator shall determine.

3.4
Discretion of Administrator. The determination of the Administrator as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all persons, including the Company, its Affiliates, its stockholders, and all persons having any interest in Awards that may be or have been granted pursuant to the Plan. Subject to the express provisions of the Plan, the Administrator is authorized, in its sole discretion, to construe the Plan and the respective Award Agreements executed hereunder, to prescribe and enforce such rules and regulations relating to the Plan as it may deem advisable to carry out the intent of the Plan, and to determine and amend, subject to the provisions of Article 14, the terms, restrictions and provisions of any outstanding Award in any manner that is not inconsistent with the provisions of the Plan (including but not limited to cashing out Awards, extending the exercise or effective periods of Awards, accelerating the vesting of Awards, and converting or substituting any or all stock options, stock appreciation rights or other stock awards held by service providers of an entity acquired by the Company) the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Administrator to cause designated Awards to qualify for specific tax treatment, and to make all other determinations necessary or advisable for administering the Plan. The Administrator may correct any defect or supply any omission or reconcile any inconsistency in any Award Agreement in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Administrator on any Plan matters shall be final, conclusive and binding on all parties.

3.5
Delegation of Authority. To the extent permitted by Applicable Laws, the Administrator may from time to time delegate to a committee of one or more members of the Board of Directors or one or more officers of the Company the authority to grant or amend Awards; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company to whom authority to grant or amend Awards has been delegated hereunder; provided further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section 162(m) and other Applicable Laws. Any delegation hereunder shall be subject to the restrictions and limits that the Administrator specifies at the time of such delegation, and the Administrator may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this section shall serve in such capacity at the pleasure of the Administrator.

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ARTICLE 4
STOCK SUBJECT TO THE PLAN

4.1	Plan Limit.
(a)
Aggregate Limit. Subject to the provisions of Article 13, the aggregate number of shares of Common Stock that may be issued under Awards granted pursuant to the Plan shall not exceed 6,800,000 shares of Common Stock. Such shares of Common Stock shall be authorized but unissued shares. Shares of Common Stock shall be deemed to have been issued under the Plan solely to the extent actually issued and delivered pursuant to an Award. Shares of Common Stock subject to Awards granted under the Plan that are cancelled, expire or are forfeited shall be available for re-grant under the Plan. If a Participant pays the exercise or purchase price of an Award granted under the Plan through the tender or withholding of shares, or if shares are tendered or withheld to satisfy any Company withholding obligations, the number of shares so tendered or withheld shall become available for re-issuance thereafter under the Plan. Subject to the provisions of Article 13, no more than the aggregate maximum number of shares of Common Stock approved by the Stockholders from time to time may be issued pursuant to Incentive Stock Options.

(b)	Section 162(m) Limit. During any single calendar year, no Participant shall be eligible to be granted Awards exceeding 3,000,000 shares of Common Stock.

4.2
Unused Stock. Shares will be deemed to have been issued under the Plan only (a) to the extent actually issued and delivered pursuant to an Award, or (b) to the extent an Award is settled in cash. If any outstanding Award under the Plan expires or for any other reason ceases to be exercisable, is forfeited or repurchased by the Company, in whole or in part (other than upon exercise of an Award), the shares that were subject to such Award (and as to which the Award had not been exercised) shall continue to be available under the Plan or revert to the Plan to again be available for issuance under the Plan. Any shares of Common Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award (other than an Option) shall again be available for the grant of an Award pursuant to the Plan.

4.3
Retention of Rights. The existence of this Plan and any Award granted pursuant to the Plan shall not affect the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other change in the Company's capital structure or its business, or a merger or consolidation of the Company, or any issue of bonds, debentures, or preferred or preference stock ranking before or affecting the Common Stock, or the dissolution of the Company or any sale or transfer of all or any part of the Company's assets or business, or any other corporate act or proceeding, whether similar or not.

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ARTICLE 5
GRANT OF AWARDS

5.1	Eligibility for Award. Awards may be granted only to persons who, at the time of grant, are Employees, Directors or Consultants.
5.2
Grant of Awards. The Administrator may from time to time in its discretion grant Awards to one or more Employees, Directors or Consultants determined by it to be eligible for participation in the Plan in accordance with the provisions of this article. No Award shall be enforceable under the Plan until the Participant provides the Company with a signed Award Agreement in the form specified by the Administrator with respect to the Award to that Participant.

5.3
Terms of Awards. Each Award will be evidenced by an Award Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Administrator from time to time will approve. The terms of any Award need not be identical to the terms of any other Award to the same or other Participants. An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include any type of Award or any combination of Awards under the Plan. Award Agreements evidencing Awards intended to qualify as Performance-Based Compensation shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m). Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Code Section 422.

5.4
Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Laws, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

5.5
Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

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ARTICLE 6
VESTING OF AWARDS

An Award shall vest or become exercisable in whole or in part and at such times and upon such conditions, if any, as determined by the Administrator and set forth in the Award Agreement. The Administrator in its discretion may provide that an Award will be vested or exercisable upon (a) the attainment of one or more performance goals or targets established by the Administrator, which may be based on factors including, but not limited to, the price of a share of Common Stock, the Company's earnings per share, the Company's market share, the Company's sales, the Company's operating margin, the earnings before or after interest, taxes, depreciation, or amortization of the Company; (b) the Participant's Continuous Service for a specified period of time; (c) the occurrence of any event or the satisfaction of any other condition specified by the Administrator in its sole discretion; or (d) a combination of any of the foregoing. Each Award may, in the discretion of the Administrator, have different provisions with respect to vesting or exercise of the Award. At any time after grant of an Award, the Administrator may, in its sole discretion, accelerate the period or waive the conditions for which an Award vests.

ARTICLE 7
STOCK OPTIONS

7.1	Option Award Agreement.

(a)
Option Exercise Price. The Option price (i.e., exercise price) per share of Common Stock under each Option shall be determined by the Administrator and stated in the Option Award Agreement. The Option price for any Option that is intended to be an Incentive Stock Option or to constitute performance-based compensation within the meaning of Section 162(m) shall not be less than 100% of the Fair Market Value (determined as of the day the Option is granted) of the shares subject to the Option. Nonqualified Stock Options may be granted with an Option price of less than 100% of the Fair Market Value (determined as of the day the Option is granted) of the shares subject to the Option.

In the case of an Option that is subject to Section 409A (such as a discounted Nonqualified Stock Option), the timing of the exercise of the Option shall be limited to one (or the earliest of two or more) of the following events, as specified in the applicable Option Award Agreement, as determined and interpreted in accordance with Section 409A: (1) a Change in Control, (2) the Participant's separation from service, (3) a specified date, or (4) the taxable year in which the Option vests. In the event that Participant fails to exercise such an Option within the prescribed period, the Participant shall forfeit all rights under the Option; the Option Award Agreement shall terminate and be of no further force or effect; and the Company shall be released from all obligations under the Option.

The exercise price of an Option may not be repriced.

(b)
Duration of Options. Each Option shall be of a duration as specified in the applicable Award Agreement; provided, however, that the term of any Option shall be no more than 10 years from the date on which the Option is granted and shall be subject to early termination as provided herein.

(c)	Limitations on Incentive Stock Options.

(i) Employee Status. An Incentive Stock Option may be granted only to an individual who is an Employee at the time the Option is granted.

(ii) Dollar Limit. To the extent that an Incentive Stock Option (together with all Incentive Stock Options granted to the Participant under the Plan and all other stock option plans of the Company and its Affiliate) becomes exercisable for the first time during any calendar year for shares having a Fair Market Value greater than $100,000 (or such other limit effective under the Code), the portion of each Incentive Stock Option that exceeds such amount will be treated as a Nonqualified Stock Option. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the Fair Market Value of stock shall be determined as of the time the respective options were granted.

(iii) 10% Shareholder. No Incentive Stock Option shall be granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock (as determined in accordance with Code Section 424(d)) representing more than 10% of the total combined voting power of all classes of stock of the Company or of any Affiliate, unless the option price of such Incentive Stock Option is at least 110% of the Fair Market Value (determined as of the day the Incentive Stock Option is granted) of the stock subject to the Incentive Stock Option, and the Incentive Stock Option by its terms is not exercisable more than five years from the date it is granted.

(iv) Disqualifying Disposition. A Participant shall give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option which occurs within (A) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Code Section 424(h)) such Option to such Participant, or (B) one year after the transfer of such shares to such Participant.

(d)
Rights as Stockholder. A Participant shall have no rights as a stockholder of the Company with respect to any shares of Common Stock covered by an Option until the date of the issuance of the stock certificate for such shares.

(e)
Other Terms and Conditions. The Option Award Agreement may contain such other provisions, which shall not be inconsistent with the Plan, as the Administrator shall deem appropriate, including, without limitation, provisions that relate to the Participant's ability to exercise an Option in whole or in part to the passage of time or the achievement of specific goals or the occurrence of certain events, as specified by the Administrator.

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7.2
Manner of Exercise. An Option or portion of an Option may be exercised by delivery of an irrevocable notice of exercise in such manner as determined by the Company, stating the number of shares being purchased and the restrictions imposed on the shares so purchased, if any.

7.3
Payment of Option Price. The right to receive shares of the Common Stock upon exercise of an Option shall be conditioned upon the delivery by the Participant of payment for shares and withholding taxes incurred by reason of the exercise and certain representations, if requested by the Administrator. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment, either through the terms of the Option Award Agreement or at the time of exercise of an Option. Acceptable forms of consideration may include:

(a)	cash, check or wire transfer (denominated in U.S. Dollars);
(b)
subject to the Company's discretion to refuse for any reason and at any time to accept such consideration and subject to any conditions or limitations established by the Administrator, other shares of Common Stock held by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares as to which said Option shall be exercised;

(c)
delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided, that payment of such proceeds is then made to the Company upon settlement of such sale;

(d)
cashless "net exercise" arrangement pursuant to which the Company will reduce the number of shares issued upon exercise by the largest whole number of shares having an aggregate Fair Market Value that does not exceed the aggregate exercise price, together with required withholding amounts (if any), provided that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance not satisfied by such reduction in the number of whole shares to be issued,

(e)	such other consideration and method of payment for the issuance of shares of Common Stock to the extent permitted by Applicable Laws and acceptable to the Administrator, or

(f)	any combination of the foregoing methods of payment.

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ARTICLE 8
STOCK APPRECIATION RIGHTS

8.1	Stock Appreciation Rights Award Agreement.

(a)
Grant. A SAR shall entitle a Participant to exercise all or a specified portion of the SAR and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the SAR from the Fair Market Value on the date of exercise of the SAR by the number of shares of Common Stock with respect to which the SAR shall have been exercised, subject to any limitations the Administrator may impose.

(b)
SAR Exercise Price. The exercise (or base) price per share of Common Stock under each SAR shall be determined by the Administrator and shall not be less than 100% of the Fair Market Value (determined as the day the SAR is granted) of the Common Stock subject to the SAR, and shall be stated in the applicable Award Agreement. The exercise price of the Common Stock under a SAR may not be repriced.

(c)
Duration of SARs. Each SAR shall be of a duration as specified in the applicable Award Agreement; provided, however, that the term of any SAR shall be no more than 10 years from the date on which the SAR is granted and shall be subject to early termination as provided herein.

(d)	Rights as Stockholder. A Participant shall have no rights as a stockholder of the Company with respect to any shares of Common Stock covered by a SAR.
(e)
Other Terms and Conditions. The SAR Award Agreement may contain such other provisions, which shall not be inconsistent with the Plan, as the Administrator shall deem appropriate, including, without limitation, provisions that relate to the Participant's ability to exercise a SAR in whole or in part to the passage of time or the achievement of specific goals or the occurrence of certain events, as specified by the Administrator.

(f)
Form of Payment. A SAR may be paid to the Participant in the form of cash, whole shares, or a combination thereof, based on the Fair Market Value of the shares earned under the SAR on the date of payment.

8.2
Manner of Exercise. The SAR or portion of the SAR may be exercised by delivery of an irrevocable notice of exercise in such manner as determined by the Company, stating the number of shares as to which the SAR is being exercised.

ARTICLE 9
RESTRICTED STOCK

9.1
Restricted Stock Award Agreement. Shares of Common Stock that are the subject of a Restricted Stock Award will be subject to restrictions on disposition by the Participant and an obligation of the Participant to forfeit and surrender the shares to the Company under certain circumstances.

(a)
Issuance of Restricted Stock. The right to receive Restricted Stock shall be conditioned upon the delivery by the Participant of (i) payment of the purchase price, if any, in full, by an electronic transfer of funds, such other form as may be acceptable under the administrative procedures established by the Company, or any other form of legal consideration that may be acceptable to the Administrator; (ii) payment in similar form equal to such amount as the Company shall determine to be sufficient to satisfy any liability it may have for any withholding of income or other taxes under Applicable Laws incurred by reason of the vesting of the Restricted Stock or the Participant's election under Code Section 83(b); (iii) certain investment representations, if requested by the Administrator; and (iv) a copy of the executed Award Agreement in the form specified by the Administrator with respect to the grant of Restricted Stock to that Participant.

(b)
Stock Register or Certificates. Shares representing the Restricted Stock shall be recorded in the stock register of the Company in the name of the Participant to whom such Restricted Stock shall have been granted. In the event the Company issues certificates, a stock certificate or certificates representing the Restricted Stock shall be registered in the name of the Participant to whom such Restricted Stock shall have been granted, and such certificates shall remain in the custody of the Company. The Participant shall deposit with the Company stock powers or other instruments of assignment, each endorsed in blank, so as to permit retransfer to the Company of all or a portion of the Restricted Stock that shall be forfeited or otherwise not become vested in accordance with the Plan and the applicable Award Agreement.

(c)
Restrictions and Rights. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The Participant shall have the right to vote such Restricted Stock, to receive and retain all regular cash dividends and such other distributions, as the Board of Directors may, in its discretion, designate, pay or distribute on such Restricted Stock, and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Stock, except as set forth in this section. During the Restriction Period, the Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the stock until the restrictions have lapsed, and a breach of the terms and conditions established by the Administrator pursuant to the Award Agreement will cause a forfeiture of the Restricted Stock. The Award Agreement may contain such other provisions, which shall not be inconsistent with the Plan, as the Administrator shall deem appropriate.

(d)
Forfeiture. If the Participant fails to satisfy any applicable restrictions, terms and conditions set forth in this Plan or in the applicable Award Agreement for any reason, any Restricted Stock held by such Participant and affected by such conditions shall be forfeited to the Company in return for such consideration as shall be specified in the Award Agreement. The Company and its officers are authorized to reflect such forfeiture of Restricted Stock on the Company's stock ledger.

(e)
Section 83(b) Election. If a Participant makes an election under Code Section 83(b) to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Code Section 83(a), the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

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ARTICLE 10
OTHER AWARDS

10.1
Bonus Stock Awards. Each Bonus Stock Award granted to a Participant will constitute a transfer of shares of Common Stock other than Restricted Stock on such terms and conditions as the Administrator shall determine. Bonus Stock Awards will be made in shares of Common Stock and may be subject to performance criteria or any other specific criteria, including service to the Company or an Affiliate, determined by the Administrator. The purchase price, if any, for Common Stock issued in connection with a Bonus Stock Award will be determined by the Administrator in its sole discretion.

10.2
Restricted Stock Unit Award. Each Restricted Stock Unit Award will be subject to such terms and conditions as the Administrator shall determine. The number and terms and conditions of Restricted Stock Units shall be determined by the Administrator. The Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including conditions based on one or more performance criteria or other specific criteria, including service to the Company or an Affiliate, in each case on a specified date or dates or over any period or periods, as the Administrator determines. The Administrator shall specify, or permit the Participant to elect, the conditions and dates upon which the shares of Common Stock underlying the Restricted Stock Units which shall be issued, which dates shall not be earlier than the date as of which the Restricted Stock Units vest and become nonforfeitable and which conditions and dates shall be subject to compliance with Section 409A. Restricted Stock Units may be paid in cash, shares of Common Stock, or both, as determined by the Administrator. On the distribution dates, the Company shall issue to the Participant one unrestricted, fully transferable share of Common Stock (or the Fair Market Value of one such Share in cash) for each vested and nonforfeitable Restricted Stock Unit.

10.3
Other Awards. The Administrator may from time to time in its sole discretion determine which of the eligible Employees, Directors and Consultants of the Company and its Affiliates should receive grants of other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including without limitation dividend equivalents, phantom stock, phantom stock units and performance units. Such Awards may be issued alone or in conjunction with other Awards under the Plan. In addition, the Administrator may, from time to time, in its sole discretion and consistent with Applicable Laws that would prohibit the imposition of the constructive or actual receipt of income, afford a Participant the opportunity to convert the form of Award currently held by the Participant prior to the time such Participant would become vested in such Award (e.g., from a Restricted Stock Award to a restricted stock unit award). The Administrator, in its sole discretion, may include in any Award any provisions necessary to avoid adverse tax consequences to the Participant under Section 409A.

12

ARTICLE 11
ISSUANCE OF SHARES

11.1
Stock Certificates. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Common Stock pursuant to the exercise of any Award, unless and until the Board of Directors has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all Applicable Laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares are listed or traded. The Company shall not be required to issue or deliver any certificates evidencing shares of Common Stock prior to satisfaction of any applicable vesting requirement. All stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other under Applicable Laws and rules and regulations and to reflect vesting restrictions. The Administrator may place legends on any stock certificate to reference restrictions applicable to the shares. In addition to the terms and conditions provided herein, the Board of Directors may require that a Participant make such reasonable covenants, agreements, and representations as the Board of Directors, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator. No fractional shares of Common Stock shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

11.2	Nontransferability.

(a)
No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. Except as otherwise provided by the Administrator, no Award shall be assigned, transferred, or otherwise disposed of by a Participant for value other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a domestic relations order, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed.

(b)
During the lifetime of the Participant and for so long as the Participant is not incapacitated, only the Participant may exercise an Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a domestic relations order. Notice to exercise an Award shall be signed by the Participant or other person then entitled to exercise the Award or such portion of the Award. In the event that an Award shall be exercised by any person or persons other than the Participant, the Administrator may require appropriate proof of the right of such person or persons to exercise the Award. In addition, the Administrator may require such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations, the rules of any securities exchange on which the Common Stock is traded or any other Applicable Laws. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars. After the death or incapacitation of the Participant, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Participant’s will or under the then Applicable Laws of descent and distribution.

(c)
Notwithstanding the foregoing, the Administrator, in its sole discretion, may determine to permit a Participant to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award); and (iii) the Participant and the Permitted Transferee shall execute any and all documents requested by the Administrator.

11.3
Paperless Administration. Subject to Applicable Laws, the Administrator may make Awards, provide applicable disclosure and establish procedures for exercise of Awards by an internet website or interactive voice response system for the paperless administration of Awards.

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ARTICLE 12
TERMINATION OF CONTINUOUS SERVICE

12.1
Effect of Termination of Continuous Service. Except as otherwise provided in an applicable Award Agreement or employment agreement with a Participant, or as otherwise provided by the Administrator, any vesting of any Award shall cease upon termination of the Participant's Continuous Service, and any Award shall be exercisable only to the extent that it was exercisable on the date of such termination of Continuous Service. Any Award not exercisable as of the date of termination, and any Award or portions thereof not exercised within the period specified herein, shall terminate.

(a)
Termination Other than for Cause. Subject to any limitations set forth in the agreement for an Award, and provided that the notice of exercise is provided as required by the Plan prior to the expiration of the Award, the Participant shall be entitled to exercise the Award (i) during the Participant's Continuous Service, and (ii) for a period of 90 days after the date of termination of the Participant's Continuous Service for reason other than Cause, or such longer period as may be set forth in the Award Agreement.

(b)
Termination by Death. Notwithstanding subsection (a), if a Participant's Continuous Service should terminate as a result of the Participant's death, or if a Participant should die within a period of 90 days after termination of the Participant's Continuous Service under circumstances in which subsection (a) would permit the exercise of the Award following termination, the personal representatives of the Participant's estate or the person or persons who shall have acquired the Award from the Participant by bequest or inheritance may exercise the Award at any time within one year after the date of death, but not later than the expiration date of the Award.

(c)
Termination by Disability. Notwithstanding subsection (a), if a Participant's Continuous Service should terminate by reason of the Participant's Disability, the Participant may exercise the Award at any time within one year after the date of termination but not later than the expiration date of the Award.

(d)
Termination for Cause. Notwithstanding anything herein to the contrary, and unless otherwise provided by the Award Agreement, if the Participant is terminated for Cause, all unexercised Awards granted to the Participant shall terminate immediately upon such termination.

(e)
Extension of Award Termination Date. The Administrator, in its sole discretion, may extend the termination date of an Award granted under the Plan without regard to the preceding provisions of this section. Exercise of an Incentive Stock Option beyond the periods provided in subsections (a), (b) and (c) shall evidence the Participant's consent to such extension and any resulting recharacterization of the Option as a Nonqualified Stock Option.

12.2
Effect of Termination of Continuous Service on Stock. Except as otherwise provided in an applicable Award Agreement or employment agreement with a Participant, or as otherwise provided by the Administrator, in the event that a Participant terminates Continuous Service with the Company for any reason, including Disability of the Participant, any unvested shares of Common Stock held by such Participant as of the date of such termination of Continuous Service shall be forfeited to the Company as of the date of termination of Continuous Service.

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ARTICLE 13
REORGANIZATION, RECAPITALIZATION AND CHANGE IN CONTROL

13.1
Adjustments to Common Stock. The shares with respect to which Awards may be granted are shares of Common Stock as presently constituted; provided, however, that if, and whenever, prior to the expiration or distribution to the Participant of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (a) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the exercise price per share shall be proportionately reduced, and (b) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the exercise price per share shall be proportionately increased. Notwithstanding the foregoing, any such adjustment made with respect to an Award that is an Incentive Stock Option shall comply with the requirements of Code Section 424(a), and in no event shall any such adjustment be made which would render (i) any Incentive Stock Option granted under the Plan to be other than an "incentive stock option" for purposes of Code Section 422 or (ii) any award that is intended to be exempt from, or comply with, Section 409A to fail to comply with Section 409A.

13.2
Recapitalization. If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of a previously granted Award, the Participant shall be entitled to receive (or entitled to purchase, if applicable) under such Award, in lieu of the number of shares of Common Stock then covered by such Award, the number and class of shares of stock and securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Award.

13.3	Change in Control. In the event of a Change in Control, the Administrator in its sole discretion may:

(a)
Substitution of Awards. negotiate a binding agreement whereby the surviving corporation or acquiring corporation may assume any outstanding Award under the Plan or may substitute similar stock awards on an equitable basis of appropriate stock of the Company, or of the surviving corporation or acquiring corporation, which will be issuable in respect of the Common Stock (including an award to acquire the same consideration paid to the stockholders in the Change in Control) for those outstanding under the Plan; provided that with respect to (i) each outstanding Incentive Stock Option, any such substituted award meets the requirements of Code Section 424(a) and (ii) each outstanding Award subject to Section 409A, any such substituted award meets the requirements of Section 409A;

(b)	Acceleration of Vesting. accelerate the vesting of outstanding Awards (and, if applicable, the time during which such Awards may be exercised);

(c)
Acceleration of Exercise: in lieu of, or in addition to, accelerating the vesting of outstanding Awards, the Administrator may, upon written notice to Participants, provide that all unexercised Awards must be exercised or satisfied upon the Change in Control or within a specified number of days of the date of such Change in Control or such Awards will terminate. In response to such notice, a Participant may make an irrevocable election to exercise the Participant's Award contingent upon and effective as of the effective date stated in such notice. Any Award shall terminate if not exercised upon the time frame stated in the notice. The Administrator may, in its sole discretion, accelerate the vesting of any outstanding Award in connection with any proposed or completed Change in Control.

(d)
Cash-Out: prior to such a Change in Control, terminate any or all unexercised Awards (after acceleration of vesting) in exchange for cash or consideration similar to that received by stockholders of Common Stock of the Company in the Change in Control, less the exercise price required under any such Awards.

13.4
Other Events. In the event of changes to the outstanding Common Stock by reason of recapitalization, reorganization, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for under this article, any outstanding Awards and any Award Agreements evidencing such Awards shall be subject to adjustment by the Administrator in its discretion as to the number and exercise price of shares of Common Stock or other consideration subject to such Award. In the event of any such change to the outstanding Common Stock, the aggregate number of shares available under the Plan may be appropriately adjusted by the Administrator, the determination of which shall be conclusive.

13.5
No Adjustment for Certain Awards. Except as hereinabove expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair market value, shall not affect previously granted Awards, and no adjustment by reason thereof shall be made with respect to the number of shares of Common Stock subject to Awards theretofore granted or the exercise price per share, if applicable.

ARTICLE 14
AMENDMENT AND TERMINATION

14.1
Amendment of the Plan. The Board of Directors may at any time and from time to time alter, amend, suspend or terminate the Plan or any part thereof as it may deem proper, except that no such action shall diminish or impair the rights under an Award previously granted without the consent of the affected Participant. Unless the stockholders of the Company shall have given their approval, the Board of Directors may not amend the Plan to (a) increase the maximum aggregate number of shares that may be issued under the Plan, (b) increase the maximum number of shares that may be issued under the Plan through Incentive Stock Options, (c) change the class of individuals eligible to receive Awards under the Plan, or (d) make any other change that would require stockholder approval under Applicable Laws.

14.2
Termination of the Plan. The Board of Directors may at any time suspend or terminate the Plan. No such suspension or termination shall diminish or impair the rights under an Award previously granted without the consent of the affected Participant, and termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the tenth anniversary of the Effective Date.

15

ARTICLE 15
GENERAL PROVISIONS

15.1
Tax Obligations. To the extent provided by the terms of an Award Agreement, the Participant may satisfy any federal, state local and foreign income or other tax withholding obligation (including the Participant’s FICA or employment tax obligation) under Applicable Laws relating to the exercise or acquisition of Common Stock under an Award by tendering a cash payment or, if permitted by the Administrator, either withholding from any cash compensation paid to the Participant by the Company or its Affiliate or delivering to the Company owned and unencumbered shares of Common Stock. The number of shares of Common Stock which may be withheld or surrendered shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. Notwithstanding any provision to the contrary, all taxes associated with participation in the Plan, including any liability imposed under Section 409A, shall be borne by the Participant.

15.2
Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A, the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under Section 409A.

16

15.3
Rule 16b-3. It is intended that, at any time the Company is Publicly Traded, the Plan and any Award made to a person subject to Section 16 of the Exchange Act shall meet all of the requirements of Rule 16b-3. If any provision of the Plan or of any such Award would disqualify the Plan or such Award under, or would otherwise not comply with the requirements of, Rule 16b-3, such provision or Award shall be construed or deemed to have been amended as necessary to conform to the requirements of Rule 16b-3.

15.4	Section 162(m).

(a)
Performance-Based Compensation. It is intended that, at any time when the Common Stock is Publicly-Traded, the Plan shall comply fully with and meet all the requirements of Section 162(m) so that Awards hereunder which are made to Participants who are "covered employees" (as defined in Section 162(m)) shall constitute "performance-based" compensation within the meaning of Section 162(m). If an Award is intended to qualify as “performance-based” compensation within the meaning of Section 162(m), it shall be payable solely on account of attainment of established performance goals. If any provision of the Plan or an applicable Award Agreement would disqualify the Plan or Award or would not otherwise permit the Plan or Award to comply with Section 162(m) as so intended, such provision shall be construed or deemed amended to conform to the requirements or provisions of Section 162(m).

(b)
Performance-Based Requirements. To the extent necessary to comply with the requirements of Section 162(m)(4)(C), with respect to any Award which is intended to qualify as performance-based compensation, no later than 90 days following the commencement of any performance period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m)), the Administrator shall, in writing, (i) designate one or more eligible individuals, (ii) select the performance criteria applicable to such performance period, (iii) establish the performance goals and amounts of such Awards that may be earned for such performance period, and (iv) specify the relationship between performance criteria and the performance goals and the amounts of such Awards, as applicable, to be earned by each covered employee for such performance period.

(c)
Performance Criteria. The performance criteria to be utilized under the Plan for such purposes shall consist of objective tests based on one or more of the following: achievement of benchmarks such as specified acquisitions or financings; earnings or earnings per share; cash flow; customer satisfaction; revenues; financial return ratios (such as return on equity and/or return on assets); market performance; stockholder return or value; operating profits; EBITDA; net profits; profit returns and margins; stock price; credit quality; sales growth; market share; comparisons to peer companies (on a company-wide or divisional basis); working capital; or individual or aggregate employee performance.

(d)
Certification of Results. Following the completion of each performance period, the Administrator shall certify in writing whether and the extent to which the applicable performance goals have been achieved for such performance period. In determining the amount earned under such Awards, the Administrator shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant including the assessment of individual or corporate performance for the performance period.

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15.5
Section 13(k). Notwithstanding any other provision of the Plan to the contrary, no Participant who is an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

15.6
Beneficiary Designations. Each Participant may, from time to time, name a beneficiary or beneficiaries (who may be contingent or successive beneficiaries) for purposes of receiving any amount which is payable in connection with an Award under the Plan upon or subsequent to the Participant's death. Each such beneficiary designation shall serve to revoke all prior beneficiary designations, be in a form prescribed by the Company and be effective solely when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such written beneficiary designation, for purposes of the Plan, a Participant's beneficiary shall be the Participant's estate.

15.7
No Employment Rights. Nothing contained in this Plan or in any Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of such Participant's Continuous Service by the Company or any Affiliate or interfere in any way with the right of the Company or any Affiliate, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such Continuous Service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of the Award.

15.8
Jurisdictions. In order to assure the viability of Awards granted to Participants employed in various jurisdictions, the Administrator shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the Applicable Laws in which the Company may operate to assure the viability of the benefits from Awards granted to Participants employed in such countries, to accommodate differences in local law, tax policy, or custom applicable in the jurisdiction in which the Participant resides or is employed and to meet the objectives of the Plan. Moreover, the Administrator may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Article 4. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate any Applicable Laws.

15.9
Foreign Currency. A Participant may be required to provide evidence that any currency used to pay the exercise price of any Award was acquired and taken out of the jurisdiction in which the Participant resides in accordance with Applicable Laws, including foreign exchange control laws and regulations. The amount payable will be determined by conversion from U.S. dollars at the exchange rate as selected by the Administrator on the date of exercise.

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15.10
Other Employee Benefits. Unless so provided by the applicable plan, the amount of compensation deemed to be received by a Participant as a result of the exercise of an Award shall not constitute earnings with respect to which any other employee benefits of the person are determined, including without limitation benefits under any pension, profit sharing, life insurance, or disability or other salary continuation plan.

15.11
Confidentiality of Information. Except as required by Applicable Laws, information regarding the grant of Awards under this Plan is confidential information of the Company and may not be shared with anyone other than the Participant's immediate family and personal financial advisor and other person(s) designated by Participant by power of attorney or assignment.

15.12
No Funding. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to ensure the payment of any Award.

15.13
Severability. If any provision of this Plan is held by any court or governmental authority to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions. Instead, each provision held to be illegal or invalid shall, if possible, be construed and enforced in a manner that will give effect to the terms of such provision to the fullest extent possible while remaining legal and valid.

15.14
Governing Law and Venue. This Plan, and all Awards granted under this Plan, shall be construed and shall take effect in accordance with the laws of the State of Nevada without regard to conflicts of laws principles.

15.15
Use of Proceeds. Any cash proceeds received by the Company from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes, but in no event shall be used to purchase shares in the public market for issuance of Stock or Awards under the Plan.

15.16
Appendices. The Administrator may approve such supplements, amendments or appendices to the Plan as it may consider necessary or appropriate for purposes of compliance with Applicable Laws or otherwise and such supplements, amendments or appendices shall be considered a part of the Plan; provided, however, that no such supplements shall increase the share limitations contained in Article 4.

15.17
Indemnification. To the extent allowable pursuant to Applicable Laws, each member of the Administrator and of the Board of Directors shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which the member may be a party or in which the member may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

19

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 22, 2014

LILIS ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1900 Grant Street, Suite #720
Denver, CO	80203
(Address of Principal Executive Offices)	(Zip Code)

(303) 951-7920
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On January 22, 2014, Lilis Energy, Inc. (the “Company”) entered into and closed a series of subscription agreements (the “Subscription Agreements”) with accredited investors (the “Investors”), pursuant to which the Company sold an aggregate of 3,750,000 Units, with each Unit consisting of (i) one share of the Company’s common stock, par value $0.0001 (the “Common Stock”) and (ii) one Warrant to purchase one share of Common Stock, at an exercise price equal to $2.50 per share (the “Warrant”), for a purchase price of $2.00 per Unit, for aggregate gross proceeds of $7,500,000 (the “Private Offering”).  Members of the Company’s officers and board of directors have agreed to purchase $1,4250,000 of the Units offered in the Private Offering subject to receipt of shareholder approval as required by the Company’s listing with NASDAQ.

Each Warrant has a three (3) year term. The Warrants are not exercisable for six months following the closing of the Private Offering. At any time following the closing of the Private Offering, the Company may force the exercise of the Warrants provided the shares underlying the Warrants are registered and the Common Stock has traded at or above $10.00 per share for a period of twenty (20) consecutive trading days with a minimum daily average volume of 100,000 shares for such twenty (20) days. Only once the Company has given the Investors twenty (20) trading days notice and there is an effective registration statement in place, will the Company have the right to force the exercise, in part or in full, of the Warrants.

Pursuant to the terms of the Private Offering, the Company is obligated to file a registration statement by May 22, 2014 registering for resale all shares of Common Stock issued in the Private Offering and underlying the Warrants.

The Company retained T.R. Winston & Company, LLC (the “Placement Agent”) as the placement agent for the Private Offering, and paid the Placement Agent a cash commission equal to $600,000 (equal to 8% of total gross proceeds at the closing of the Private Offering), and non-accountable expense allowance of $225,000 (equal to 3% of total gross proceeds at the closing of the Private Offering).  In addition, the Company issued to the Placement Agent three-year warrants subject to the same terms as the Warrants to purchase 300,000 shares of Common Stock (equal to 8% of the aggregate number of shares of Common Stock issued at the closing of the Private Offering).

In connection with the foregoing, the Company relied upon the exemption from securities registration provided by Section 4(2) under the Securities Act of 1933, as amended for transactions not involving a public offering.

The foregoing description of the terms of the Subscription Agreements and the Warrants are not complete and are subject in their entirety by reference to the terms of the Subscription Agreements and the Warrants, copies of which are attached as Exhibit 10.1 and Exhibit 4.1 hereto.

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously announced on August 19, 2013, the Company received a notice from Nasdaq indicating that the Company’s stockholders’ equity reported for the fiscal quarter ended June 30, 2013 did not meet the minimum requirement of $10,000,000 for continued listing as set forth in Nasdaq’s Listing Rule 5450(b)(1)(A). As reported in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2013 filed with the Securities and Exchange Commission on August 15, 2013, the Company’s stockholders’ equity was $ 8,273,643 as of June 30, 2013.

As of the date of this Current Report on Form 8-K, the Company believes it has regained compliance with the stockholders’ equity requirement based upon the closing of the Private Offering.  The Company has been informed that Nasdaq will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement and, if at the time of the Company’s next periodic report the Company does not evidence compliance, the Company may be subject to delisting.

Item 3.02   Unregistered Sale of Equity Securities

See Item 1.01.

Item 7.01   Regulation FD Disclosure

On January 22, 2014, the Company issued a press release announcing the Private Offering. A copy of that press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

The above information (including Exhibit 99.1) is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act, except as may be expressly set forth by specific reference in such filing.

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Item 9.01   Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

4.1*	Form of Warrant
10.1*	Form of Subscription Agreement
99.1**	Press Release of Lilis Energy, Inc. dated January 22, 2014

* Filed herewith.
** Furnished herewith.

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2014	LILIS ENERGY, INC.

	By:	/s/ A. Bradley Gabbard
Chief Financial Officer and Chief Operating Officer

4

EXHIBIT INDEX

Exhibit No.	Description

4.1*	Form of Warrant
10.1*	Form of Subscription Agreement
99.1**	Press Release of Lilis Energy, Inc. dated January 22, 2014

* Filed herewith.
** Furnished herewith.

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EXHIBIT 4.1

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

LILIS ENERGY, INC.

Warrant Shares: _______	Initial Exercise Date: _______, 2014
Issue Date: ______, 2013

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, _____________ or [his, her or its] assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after ______, 20141 (the “Initial Exercise Date”) and on or prior to 3:00 p.m. Mountain Time on the three year anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Lilis Energy, Inc., a Nevada corporation (the “Company”), up to ______ shares (as subject to adjustment hereunder, the “Warrant Shares”) of the Company’s common stock (“Common Stock”).  The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.      Definitions.  In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated in this Section 1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Commission” means the United States Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Liens” means a lien, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

1 Six month anniversary date of the Issue Date

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“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing).

“Transfer Agent” means _____________________, the current transfer agent of the Company, with a mailing address of ___________________ and a facsimile number of _______________, and any successor transfer agent of the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent closing bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

Section 2.      Exercise.

a)                Exercise of Warrant.  Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before 3:00 p.m. Mountain time on the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy of the Notice of Exercise form annexed hereto. Within three (3) Trading Days following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased.  The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise Form within two (2) Business Days of receipt of such notice.  The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

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b)                Exercise Price.  The exercise price per share of the Common Stock under this Warrant shall be $2.50, subject to adjustment hereunder (the “Exercise Price”).

c)                Cashless Exercise.  If at any time after the six month anniversary of the Initial Exercise Date, there is no effective registration statement registering, or no current prospectus available for, the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the VWAP of one share of Common Stock on the Trading Day immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

d)                Mechanics of Exercise.

i. Delivery of Certificates Upon Exercise.  Certificates for shares purchased hereunder shall be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise by the date that is three (3) Trading Days after the latest of (A) the delivery to the Company of the Notice of Exercise and (B) surrender of this Warrant (if required) (such date, the “Warrant Share Delivery Date”).   The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(vi) prior to the issuance of such shares, having been paid.

ii. Delivery of New Warrants Upon Exercise.  If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

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iii. Rescission Rights.  If the Company fails to cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv. No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

v. Charges, Taxes and Expenses.  Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.  The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise.

vi. Closing of Books.  The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e)                Holder’s Exercise Limitations.  The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other  Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith.   To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination.   In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

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f)                 Call Provision.  Subject to the provisions of Section 2(e) and this Section Section 2(f), if, after the date a registration statement registering the sale of all of the Warrant Shares has been declared effective by the Commission (the “Effective Date”), (i) the VWAP for each of 20 consecutive Trading Days (the “Measurement Period,” which 20 consecutive Trading Day period shall not have commenced until after the Effective Date) exceeds $10.00 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like after the Initial Exercise Date), (ii) the average daily volume for such Measurement Period exceeds 100,000 shares per Trading Day (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like after the Initial Exercise Date) and (iii) the Holder is not in possession of any information that constitutes, or might constitute, material non-public information which was provided by the Company, then the Company may, within 1 Trading Day of the end of such Measurement Period, call for cancellation of all or any portion of this Warrant for which a Notice of Exercise has not yet been delivered (such right, a “Call”) for consideration equal to $.001 per Warrant Share.  To exercise this right, the Company must deliver to the Holder an irrevocable written notice (a “Call Notice”), indicating therein the portion of unexercised portion of this Warrant to which such notice applies.  If the conditions set forth below for such Call are satisfied from the period from the date of the Call Notice through and including the Call Date (as defined below), then any portion of this Warrant subject to such Call Notice for which a Notice of Exercise shall not have been received by the Call Date will be cancelled at 6:30 p.m. (New York City time) on the tenth Trading Day after the date the Call Notice is received by the Holder (such date and time, the “Call Date”).  Any unexercised portion of this Warrant to which the Call Notice does not pertain will be unaffected by such Call Notice.  In furtherance thereof, the Company covenants and agrees that it will honor all Notices of Exercise with respect to Warrant Shares subject to a Call Notice that are tendered through 6:30 p.m. (New York City time) on the Call Date.  The parties agree that any Notice of Exercise delivered following a Call Notice which calls less than all the Warrants shall first reduce to zero the number of Warrant Shares subject to such Call Notice prior to reducing the remaining Warrant Shares available for purchase under this Warrant.  For example, if (A) this Warrant then permits the Holder to acquire 100 Warrant Shares, (B) a Call Notice pertains to 75 Warrant Shares, and (C) prior to 6:30 p.m. (New York City time) on the Call Date the Holder tenders a Notice of Exercise in respect of 50 Warrant Shares, then (x) on the Call Date the right under this Warrant to acquire 25 Warrant Shares will be automatically cancelled, (y) the Company, in the time and manner required under this Warrant, will have issued and delivered to the Holder 50 Warrant Shares in respect of the exercises following receipt of the Call Notice, and (z) the Holder may, until the Termination Date, exercise this Warrant for 25 Warrant Shares (subject to adjustment as herein provided and subject to subsequent Call Notices).  Subject again to the provisions of this Section 2(f), the Company may deliver subsequent Call Notices for any portion of this Warrant for which the Holder shall not have delivered a Notice of Exercise.  Notwithstanding anything to the contrary set forth in this Warrant, the Company may not deliver a Call Notice or require the cancellation of this Warrant (and any such Call Notice shall be void), unless, from the beginning of the Measurement Period through the Call Date, (1) the Company shall have honored in accordance with the terms of this Warrant all Notices of Exercise delivered by  6:30 p.m. (New York City time) on the Call Date, and (2) a registration statement shall be effective as to all Warrant Shares and the prospectus thereunder available for use by the Holder for the resale of all such Warrant Shares, and (3) the Common Stock shall be listed or quoted for trading on the Trading Market, and (4) there is a sufficient number of authorized shares of Common Stock for issuance of all of the Warrant Shares, and (5) the issuance of the shares shall not cause a breach of any provision of Section 2(e) herein.  The Company’s right to call the Warrants under this Section 2(f) shall be exercised ratably among the Holders based on each Holder’s initial purchase of Warrants.

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Section 3.      Certain Adjustments.

a)                Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged.  Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)               Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant).  For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  At the Holder’s option and request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant substantially in the form of this Warrant and consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof.  Any such successor or surviving entity shall be deemed to be required to comply with the provisions of this Section 4(d) and shall insure that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

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e)                Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

f)                 Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice  except as may otherwise be expressly set forth herein.

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Section 4.             Transfer of Warrant.

a)               Transferability.  Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b)               New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney.  Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the original Issue Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c)               Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d)              Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be.

e)               Representation by the Holder.  The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 5.             Miscellaneous.

a)       No Rights as Stockholder Until Exercise.  This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3.

b)               Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

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c)              Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d)              Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.  The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment.  Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)               Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

f)               Restrictions.  The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

g)              Nonwaiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date.  If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

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h)              Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the 2nd Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.

i)               Limitation of Liability.  No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j)               Remedies.  The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k)              Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l)               Amendment.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m)             Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n)              Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

LILIS ENERGY, INC.

By:
Name: A. Bradley Gabbard
Title: Chief Financial Officer

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NOTICE OF EXERCISE

TO:           LILIS ENERGY, INC.

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

[  ] in lawful money of the United States; or

[ ] [if permitted] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

_______________________________

_______________________________

_______________________________

(4)  Accredited Investor.  The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity: ______________________________________________________________________
Signature of Authorized Signatory of Investing Entity: ________________________________________________
Name of Authorized Signatory: __________________________________________________________________
Title of Authorized Signatory: ___________________________________________________________________
Date: ______________________________________________________________________________________

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is
_______________________________________________________________.

_______________________________________________________________

Dated:  ______________, _______

Holder’s Signature:                          _____________________________

Holder’s Address:                            _____________________________

             _____________________________

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Exhibit 10.1

Subscription Agreement

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THE SECURITIES DESCRIBED HEREIN.

THE PURCHASE OF THE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

Lilis Energy, Inc.
1900 Grant Street, Suite #720
Denver, Colorado 80203

Ladies and Gentlemen:

The undersigned understands that Lilis Energy, Inc., a corporation organized under the laws of Nevada (the “Company”), has authorized the sale and issuance to certain investors of 3,750,000 Units with each Unit consisting of (i) one share of the Company’s common stock, par value $0.0001 (the “Common Stock”) and (ii) one Warrant to purchase one share of Common Stock, at an exercise price equal to $2.50 per share (the “Warrants”).  The Units, Common, Stock and Warrants are referred to herein as the “Securities.”

This offering is made pursuant to the Confidential Private Offering Memorandum, dated January 7, 2014, and the documents incorporated therein by reference  (the “Offering Documents”), all as more particularly described and set forth in the Offering Documents. The undersigned further understands that the offering is being made without registration of the Securities under the Securities Act of 1933, as amended (the “Securities Act”), or any securities law of any state of the United States or of any other jurisdiction, and is being made only to “accredited investors” (as defined in Rule 501 of Regulation D under the Securities Act).

Subscription. Subject to the terms and conditions hereof and the provisions of the Offering Documents, the undersigned hereby irrevocably subscribes for the Securities set forth in Appendix A hereto for the aggregate purchase price set forth in Appendix A, which is payable as described in Section 4 hereof. The undersigned acknowledges that the Securities will be subject to restrictions on transfer as set forth in this subscription agreement (the “Subscription Agreement”).  The Investor acknowledges that the Offering is not being underwritten by T.R. Winston & Company, LLC (the “Placement Agent”), the placement agent for the Offering named in the Confidential Private Offering Memorandum, and that there is no minimum offering amount.

Acceptance of Subscription and Issuance of Securities. It is understood and agreed that the Company shall have the sole right, at its complete discretion, to accept or reject this subscription, in whole or in part, for any reason and that the same shall be deemed to be accepted by the Company only when it is signed by a duly authorized officer of the Company and delivered to the undersigned at the Closing referred to in Section 3 hereof.  Subscriptions need not be accepted in the order received, and the Securities may be allocated among subscribers. Notwithstanding anything in this Subscription Agreement to the contrary, the Company shall have no obligation to issue any of the Securities to any person who is a resident of a jurisdiction in which the issuance of Securities to such person would constitute a violation of the securities, “blue sky” or other similar laws of such jurisdiction (collectively referred to as the “State Securities Laws”).

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The Closing.  The closing of the purchase and sale of the Securities (the “Closing”) shall take place at such time and place as the Company may designate by notice to the undersigned (the “Closing Date”).  This offering will continue until the earlier of (i) the date upon which subscriptions for all of the Securities offered have been accepted; or (ii) January 31, 2014, unless extended by the Company and the Placement Agent with their mutual consent.  It is expected that subscriptions may be accepted on multiple occasions prior to the Closing Date of the Offering.

Payment for Securities. Payment for the Securities shall be received by Signature Bank (the “Escrow Agent”) from the undersigned by cashier's check, wire transfer of immediately available funds or other means approved by the Company at or prior to the Closing, in the amount as set forth in Appendix A hereto. The Company shall deliver certificates representing the Securities to the undersigned at the Closing bearing an appropriate legend referring to the fact that the Securities were sold in reliance upon an exemption from registration under the Securities Act.

Representations and Warranties of the Company.

As of the Closing, the Company represents and warrants that the Company is duly formed and validly existing under the laws of Nevada, with full power and authority to conduct its business as it is currently being conducted and to own its assets; and has secured any other authorizations, approvals, permits and orders required by law for the conduct by the Company of its business as it is currently being conducted.

The Company has all such corporate power and authority to enter into, deliver and perform this Subscription Agreement.

All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Subscription Agreement by the Company, and the issuance and sale of the Securities to be sold by the Company pursuant to this Subscription Agreement.  Upon acceptance by the Company, this Subscription Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

Representations and Warranties of the Undersigned. The undersigned hereby represents and warrants to and covenants with the Company that:

General.

The undersigned has all requisite authority (and in the case of an individual, the capacity) to purchase the Securities, enter into this Subscription Agreement and to perform all the obligations required to be performed by the undersigned hereunder, and such purchase will not contravene any law, rule or regulation binding on the undersigned or any investment guideline or restriction applicable to the undersigned.

The undersigned is a resident of the state set forth on the signature page hereto and is not acquiring the Securities as a nominee or agent or otherwise for any other person.

The undersigned will comply with all applicable laws and regulations in effect in any jurisdiction in which the undersigned purchases or sells Securities and obtain any consent, approval or permission required for such purchases or sales under the laws and regulations of any jurisdiction to which the undersigned is subject or in which the undersigned makes such purchases or sales, and the Company shall have no responsibility therefor.

2

Information Concerning the Company.

The undersigned has received a copy of the Offering Documents. The undersigned has not been furnished any offering literature other than the Offering Documents and has relied only on the information contained therein.

The undersigned understands and accepts that the purchase of the Securities involves various risks, including the risks outlined in the Offering Documents and in this Subscription Agreement. The undersigned represents that it is able to bear any loss associated with an investment in the Securities.

The undersigned confirms that it is not relying on any communication (written or oral) of the Company or any of its affiliates, as investment advice or as a recommendation to purchase the Securities. It is understood that information and explanations related to the terms and conditions of the Securities provided in the Offering Documents or otherwise by the Company or any of its affiliates shall not be considered investment advice or a recommendation to purchase the Securities, and that neither the Company nor any of its affiliates is acting or has acted as an advisor to the undersigned in deciding to invest in the Securities. The undersigned acknowledges that neither the Company nor any of its affiliates has made any representation regarding the proper characterization of the Securities for purposes of determining the undersigned's authority to invest in the Securities.

The undersigned is familiar with the business and financial condition and operations of the Company, all as generally described in the Offering Documents. The undersigned has had access to such information concerning the Company and the Securities as it deems necessary to enable it to make an informed investment decision concerning the purchase of the Securities.

The undersigned understands that, unless the undersigned notifies the Company in writing to the contrary at or before the Closing, each of the undersigned's representations and warranties contained in this Subscription Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the undersigned.

The undersigned acknowledges that the Company has the right in its sole and absolute discretion to abandon this private placement at any time prior to the completion of the offering. This Subscription Agreement shall thereafter have no force or effect and the Company shall return the previously paid subscription price of the Securities, without interest thereon, to the undersigned.

The undersigned understands that no federal or state agency has passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of this investment.

Non-reliance.

The undersigned represents that it is not relying on (and will not at any time rely on) any communication (written or oral) of the Company, as investment advice or as a recommendation to purchase the Securities, it being understood that information and explanations related to the terms and conditions of the Securities and the other transaction documents that are described in the Offering Documents shall not be considered investment advice or a recommendation to purchase the Securities.

The undersigned confirms that the Company has not (A) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of investment in the Securities or (B) made any representation to the undersigned regarding the legality of an investment in the Securities under applicable legal investment or similar laws or regulations. In deciding to purchase the Securities, the undersigned is not relying on the advice or recommendations of the Company and the undersigned has made its own independent decision that the investment in the Securities is suitable and appropriate for the undersigned.

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Status of Undersigned.

The undersigned has such knowledge, skill and experience in business, financial and investment matters that the undersigned is capable of evaluating the merits and risks of an investment in the Securities. With the assistance of the undersigned's own professional advisors, to the extent that the undersigned has deemed appropriate, the undersigned has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Securities and the consequences of this Subscription Agreement. The undersigned has considered the suitability of the Securities as an investment in light of its own circumstances and financial condition and the undersigned is able to bear the risks associated with an investment in the Securities and its authority to invest in the Securities.

The undersigned is an “accredited investor” as defined in Rule 501(a) under the Securities Act. The undersigned agrees to furnish any additional information requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Securities. The undersigned acknowledges that the undersigned has completed the Investor Questionnaire contained in Appendix B hereto and that the information contained therein is complete and accurate as of the date thereof and is hereby affirmed as of the date hereof. Any information that has been furnished or that will be furnished by the undersigned to evidence its status as an accredited investor is accurate and complete, and does not contain any misrepresentation or material omission.

Restrictions on Transfer or Sale of Securities. As applies to the undersigned:

The undersigned is acquiring the Securities solely for the undersigned’s own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Securities. The undersigned understands that the Securities have not been registered under the Securities Act or any State Securities Laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the undersigned and of the other representations made by the undersigned in this Subscription Agreement. The undersigned understands that the Company is relying upon the representations and agreements contained in this Subscription Agreement (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions.

The undersigned understands that the Securities are “restricted securities” under applicable federal securities laws and that the Securities Act and the rules of the U.S. Securities and Exchange Commission (the “Commission”) provide in substance that the undersigned may dispose of the Securities only pursuant to an effective registration statement under the Securities Act or an exemption therefrom, and the undersigned understands that the Company has no obligation or intention to register any of the Securities, or to take action so as to permit sales pursuant to the Securities Act (including Rule 144 thereunder). Accordingly, the undersigned understands that under the Commission's rules, the undersigned may dispose of the Securities principally only in “private placements” which are exempt from registration under the Securities Act, in which event the transferee will acquire “restricted securities” subject to the same limitations as in the hands of the undersigned. Consequently, the undersigned understands that the undersigned must bear the economic risks of the investment in the Securities for an indefinite period of time.

The undersigned agrees: (A) that the undersigned will not sell, assign, pledge, give, transfer or otherwise dispose of the Securities or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Securities under the Securities Act and all applicable State Securities Laws, or in a transaction which is exempt from the registration provisions of the Securities Act and all applicable State Securities Laws; (B) that the certificates representing the Securities will bear a legend making reference to the foregoing restrictions; and (C) that the Company and it affiliates shall not be required to give effect to any purported transfer of such Securities except upon compliance with the foregoing restrictions.

The undersigned acknowledges that neither the Company nor any other person offered to sell the Securities to it by means of any form of general solicitation or advertising, including but not limited to: (A) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (B) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

The undersigned understands that there is no established public trading market for the Warrants being offered in the Offering, and that the Company does not expect such a market to develop. In addition, the Company does not intend to apply for listing of the Warrants on any securities exchange. The undersigned understands that without an active market, the liquidity of the Warrants will be limited.

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Conditions to Obligations of the Undersigned and the Company. The obligations of the undersigned to purchase and pay for the Securities specified in Appendix A and of the Company to sell the Securities are subject to the satisfaction at or prior to the Closing of the following conditions precedent: the representations and warranties of the Company contained in Section 5 hereof and of the undersigned contained in Section 6 hereof shall be true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made as of the Closing.

Obligations Irrevocable. The obligations of the undersigned shall be irrevocable.

Legend. The certificates representing the Securities sold pursuant to this Subscription Agreement will be imprinted with a legend in substantially the following form:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”

Waiver, Amendment. Neither this Subscription Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

Assignability. Neither this Subscription Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or the undersigned without the prior written consent of the other party.

Waiver of Jury Trial. THE UNDERSIGNED IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT.

Submission to Jurisdiction. With respect to any suit, action or proceeding relating to any offers, purchases or sales of the Securities by the undersigned (“Proceedings”), the undersigned irrevocably submits to the jurisdiction of the federal or state courts located in the Borough of Manhattan in New York City, which submission shall be exclusive unless none of such courts has lawful jurisdiction over such Proceedings.

Governing Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

Section and Other Headings. The section and other headings contained in this Subscription Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Subscription Agreement.

Counterparts. This Subscription Agreement may be executed in any number of counterparts (including by facsimile, PDF or other electronic means), each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the following addresses (or such other address as either party shall have specified by notice in writing to the other):

If to the Company:	Lilis Energy, Inc. 1900 Grant Street, Suite #720 Denver, Colorado 80203 Attn: A. Bradley Gabbard Facsimile No.: (303) 957-2234
with a copy to:	Davis Graham & Stubbs LLP 1550 Seventeenth Street, Suite 500 Denver, CO 80202 Attention: Ron Levine Facsimile No.: (303) 893-1379
If to the undersigned:
________________________________________
________________________________________
________________________________________
Facsimile: ________________________________
E-mail: __________________________________
Telephone: _______________________________
Attention: ________________________________

Binding Effect. The provisions of this Subscription Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

Survival. All representations, warranties and covenants contained in this Subscription Agreement shall survive (i) the acceptance of the subscription by the Company, (ii) changes in the transactions, documents and instruments described in the Offering Documents which are not material or which are to the benefit of the undersigned and (iii) the death or disability of the undersigned.

Notification of Changes. The undersigned hereby covenants and agrees to notify the Company upon the occurrence of any event prior to the closing of the purchase of the Securities pursuant to this Subscription Agreement which would cause any representation, warranty, or covenant of the undersigned contained in this Subscription Agreement to be false or incorrect.

Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

[SIGNATURE PAGE FOLLOWS]

5

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this ______ OF ______________, 2014.

PURCHASER (if an individual):	PURCHASER (if an entity):

By:
Name:	Legal Name of Entity

By:
Name:
Title:

State/Country of Domicile or Formation: ______________________________________

Aggregate Subscription Amount: US$_________________________________________

The offer to purchase Securities as set forth above is confirmed and accepted by the Company as to __________ Units.

LILIS ENERGY, INC.

By:
Name: Title:

6

APPENDIX A

CONSIDERATION TO BE DELIVERED

Securities to Be Acquired	Aggregate Purchase Price to be Paid
_________ Units	US$ ___________

COVER SHEET WITH SUBSCRIPTION INSTRUCTIONS

Enclosed herewith are the documents necessary to subscribe for _______________ Units, with each Unit consisting of (i) one share of the Company’s common stock, par value $0.0001 (the “Common Stock”) and (ii) one Warrant to purchase one share of Common Stock, at an exercise price equal to $2.50 per share (the “Warrants”). The Units, Common Stock, and Warrants are referred to herein as the “Securities.”  The Securities are being offered to qualified investors pursuant to the Confidential Private Offering Memorandum, dated January 7, 2014, and the documents incorporated therein by reference  (collectively, the “Offering Documents”). Set forth herein are instructions for the execution of the enclosed documents.

A. Instructions.

Each person considering subscribing for Securities should review the following instructions:

Subscription Agreement:
The Subscription Agreement must be completed, executed and delivered to T.R. Winston & Company, LLC (the “Placement Agent”) at the address set forth below.  The Company will execute and deliver a counterpart to the Subscription Agreement to the Placement Agent. The Company shall have the right to accept or reject any subscription, in whole or in part. An acknowledgment of the acceptance of your subscription for the Securities subscribed will be returned to you promptly after acceptance.

Payment:
Payment of US$________________________ for the Securities subscribed for shall be made by delivery at the Closing (as defined in Section 3 of the Subscription Agreement) by cashier's check, wire transfer of immediately available funds or other means approved by the Company to Signature Bank (the “Escrow Agent”), at either the address set forth below or by wire transfer to Signature Bank, 261 Madison Avenue, New York, New York 10016, ABA No. 026013576 (Swift Code: SIGNUS33) for credit to Lilis Energy, Inc., Signature Bank as Escrow Agent, Account No. __________, in each case, with the name and address of the individual or entity making payment.

B. Communications.

Placement Agent:

376 Main Street
Bedminster, New Jersey 07921
Attn: Tyler Runnels
           Karen Ting
E-mail: karen@trwinston.com
Fax No.: (310) 424-1990

Escrow Agent:

261 Madison Avenue
New York, New York 10016
Attn:  Cliff Broder, Group Director and Senior Vice President

Exhibit 99.1

1900 Grant Street Suite 720 Denver, CO 80203 (303) 951-7920

FOR IMMEDIATE RELEASE	Contact: MDC GROUP Investor Relations: Media Relations: David Castaneda Susan Roush 414.351.9758 747.222.7012

LILIS ENERGY CLOSES $7.5 MILLION PRIVATE PLACEMENT OF EQUITY

Proceeds Dedicated to Initial Phases of Horizontal Well Drilling Program in the Company’s Two Key Wattenberg Prospects

JANUARY 22, 2014 – Denver, CO – Lilis Energy, Inc. (NASDAQ: LLEX), an oil and gas exploration and production company focused on development in the Wattenberg field and surrounding areas of the Denver-Julesburg (DJ) Basin where it holds 110,000 net acres, announced today that it has closed on a $7.5 million financing in the form of a private placement of restricted units, with each unit consisting of one share of its common stock and one common stock purchase warrant (the “Offering”). The Company sold 3,750,000 units at a price of $2.00 per unit. Each warrant has an exercise price of $2.50 per share and is exercisable beginning six months from the issuance date, for a period of three years. The units have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

Subject to shareholder approval, $1.425 million of the Offering will include members of the Company’s Officers and Board of Directors. The Company intends to use the proceeds from this financing to fund its Wattenberg drilling program, and for working capital and general corporate purposes.

“The confidence and commitment exemplified by our shareholders, directors and management, who are participating in this financing is especially gratifying,” said Avi Mirman, President. “This financing provides Lilis Energy with the capital required to complete the initial development phases on both of its key Wattenberg prospects that will target the horizontal development of the Niobrara and Codell formations.”

Mirman added: “Our immediate plans include the drilling of five horizontal wells in our North and South Wattenberg Prospects. Full development of both of these prospects will require the drilling and development of up to 18 horizontal wells.”

T.R. Winston & Company, LLC acted as the exclusive placement agent for the Offering.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the units, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Lilis Energy, Inc.

Lilis Energy, Inc. is a Denver-based independent oil and gas exploration and production company that operates in the Denver-Julesburg (DJ) Basin where it holds approximately 125,000 gross, 110,000 net acres. Lilis Energy's near-term E&P focus is to grow reserves and production in its Wattenberg Field acreage targeting the Niobrara benches and Codell Sandstone. For more information, please visit lilisenergy.com.

Forward Looking Statements

This press release may include or incorporate by reference "forward-looking statements" as defined by the SEC, including statements, without limitation, regarding the Company's expectations, beliefs, intentions or strategies regarding the future. Such forward-looking statements relate to, among other things the Company's: (1) proposed exploration and drilling operations, (2) expected investments, production and revenue, and (3) the Company's growth plans potential of its properties. These statements are qualified by important factors that could cause the Company's actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) the Company's ability to finance its continued exploration and drilling operations, (2) positive confirmation of the reserves, production and operating expenses associated with the Company's properties; and (3) the general risks associated with oil and gas exploration and development, including those risks and factors described from time to time in the Company's reports and registration statements filed with the SEC.